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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

St. Mary Land & Exploration Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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April 2, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 annual meeting of stockholders of St. Mary Land & Exploration Company (the "Company or "St. Mary"), which is scheduled to be held in the J.D. Hershner Room of Wells Fargo Bank located at 1700 Lincoln Street in Denver, Colorado, on Wednesday, May 26, 2010, at 3:30 p.m. local time.

        At the meeting, you and the other stockholders will vote on:

  •
  The election as directors of the seven persons named in the attached proxy statement;

  •
  The approval of an amendment to the Equity Incentive Compensation Plan to increase the stated total number of shares authorized for issuance under this plan from 6,000,000 shares to 7,600,000 shares;

  •
  The approval of an amendment to the Certificate of Incorporation to change the name of the Company to "SM Energy Company"; and

  •
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2010.

        You will also have the opportunity to hear reports on St. Mary's operations and to ask questions of general interest. You can find other, more specific information about the meeting in the accompanying proxy statement, and you can find detailed information about St. Mary in our 2009 Annual Report, which is available on our website, www.stmaryland.com.

        Pursuant to U.S. Securities and Exchange Commission rules, we may provide you with access to our proxy materials over the Internet. As a result, many beneficial owners of our stock will be receiving from an intermediary a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the accompanying proxy statement and our 2009 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including the accompanying proxy statement, our 2009 Annual Report, and a form of proxy card. We will mail printed proxy materials to all stockholders of record.

        You may vote your shares by using the telephone or Internet voting systems described on the Notice or the proxy card. If you received a printed copy of a proxy card by mail, you may submit your proxy card by completing and signing the proxy card and returning it promptly. This will ensure that your shares are represented at the meeting even if you cannot attend.

        If you have any questions concerning the annual meeting or the proposals and you are the stockholder of record of your shares, please contact our Investor Relations Department at (303) 861-8140. If your shares are held by a bank, broker, or other nominee (that is, in "street name"), please contact the bank, broker, or other nominee for questions concerning the annual meeting or the proposals. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, Computershare Trust Company, Inc., by telephone at (303) 262-0600.

        Thank you for your cooperation by voting by telephone or the Internet, or returning your proxy card, as promptly as possible. We hope to see many of you at our meeting in Denver.

                      Very truly yours,

                      Anthony J. Best
                       CEO & President

St. Mary Land & Exploration Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203

NOTICE OF ANNUAL STOCKHOLDERS' MEETING

on May 26, 2010

To All Stockholders:

        The 2010 annual meeting of the stockholders of St. Mary Land & Exploration Company (the "Company or "St. Mary") is scheduled to be held in the J.D. Hershner Room of Wells Fargo Bank located at 1700 Lincoln Street in Denver, Colorado, on Wednesday, May 26, 2010, at 3:30 p.m. local time. The purpose of the meeting is:

  1.
  To elect as directors the seven persons named in the attached proxy statement to serve during the next year;

  2.
  To approve an amendment to the Equity Incentive Compensation Plan to increase the stated total number of shares authorized for issuance under this plan from 6,000,000 shares to 7,600,000 shares;

  3.
  To approve an amendment to the Certificate of Incorporation to change the name of the Company to "SM Energy Company";

  4.
  To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2010; and

  5.
  To transact any other business that may properly come before the meeting.

        Only stockholders of record at the close of business on March 29, 2010 may vote at this meeting.

        Please vote by using the telephone or Internet voting systems described on the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached proxy statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible. Any stockholder may revoke their proxy at any time before the vote is taken at the meeting.

By Order of the Board of Directors St. Mary Land & Exploration Company

Karin M. Writer Assistant Secretary
Denver, Colorado April 2, 2010

Proxy Statement Table of Contents

Page
General	1
Purpose of the Annual Meeting	1
Information About the Notice of Internet Availability of Proxy Materials	1
Other Available Information	2
Stockholders Sharing the Same Address	2
Who Can Vote	2
How to Vote	2
Revoking a Proxy	3
Quorum	3
Voting Requirements	3
Payment of Proxy Solicitation Costs	4
Structure of the Board of Directors	5
Proposal 1—Election of Directors	7
Corporate Governance	11
Board of Directors	11
Board Leadership Structure	12
Presiding Director at the Non-Management Directors' Executive Sessions	12
Communication with the Directors of the Company	12
Board and Committee Meetings	13
Risk Oversight	14
Certain Relationships and Related Transactions	16
Security Ownership of Certain Beneficial Owners and Management	17
Executive Compensation	19
Compensation Discussion and Analysis	19
Compensation Committee Report	36
Executive Compensation Tables	37
Summary Compensation Table for 2007, 2008, and 2009	37
Grants of Plan Based-Awards in 2009	38
Outstanding Equity Awards at 2009 Fiscal Year-End	39
Nonqualified Deferred Compensation	40
2009 Option Exercises and Stock Vested	40
Retirement Plans	41
Pension Benefits	41
Equity Compensation Plans	41
Employment Agreements and Termination of Employment	43
Change of Control Arrangements	44
Director Compensation	46
2009 Director Compensation	47
Other Reportable Items Related to Payments Made by the Company Associated with Service of a Director	48
Proposal 2—Approval of Amendment to Equity Incentive Compensation Plan	48
Proposal 3—Approval of Amendment to the Certificate of Incorporation to Change the Name of the Company to "SM Energy Company"	61
Proposal 4—Ratification of the Appointment by the Audit Committee of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2010	63
Report of the Audit Committee	63
Independent Accountants	64
Audit Committee Preapproval Policy and Procedures	64
Other Information	65
Section 16(a) Beneficial Ownership Reporting Compliance	65
Future Stockholder Proposals	65
Other Matters	65
Annex A—Equity Incentive Compensation Plan, as amended and restated as of April 1, 2010	A-1

St. Mary Land & Exploration Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140

PROXY STATEMENT

 General

        This proxy statement contains information about the 2010 annual meeting of stockholders of St. Mary Land & Exploration Company scheduled to be held in the J.D. Hershner Room of Wells Fargo Bank located at 1700 Broadway in Denver, Colorado, on Wednesday, May 26, 2010, at 3:30 p.m. local time. The St. Mary Board of Directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement, the terms "St. Mary," "the Company," "we," and "us" refer to St. Mary Land & Exploration Company inclusive of its subsidiaries.

Purpose of the Annual Meeting

        At the Company's annual meeting, stockholders will vote on:

  •
  The election as directors of the seven persons named in this proxy statement to serve during the next year;

  •
  The approval of an amendment to the Equity Incentive Compensation Plan (the "Equity Plan") to increase the stated total number of shares authorized for issuance under this plan from 6,000,000 shares to 7,600,000 shares;

  •
  The approval of an amendment to the Certificate of Incorporation to change the name of the Company to "SM Energy Company";

  •
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2010; and

  •
  To transact any other business that may properly come before the meeting.

        As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Information about the Notice of Internet Availability of Proxy Materials

        The proxy materials, including this proxy statement, a proxy card or voting instruction card, and the Company's 2009 Annual Report, are being distributed and made available on or about April 16, 2010. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), the Company is furnishing our proxy materials to many beneficial owners of our stock on the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed by intermediaries on or about April 16, 2010, to beneficial owners of our stock. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that the Company send them a printed set of the proxy materials by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The Company will mail printed proxy materials to all stockholders of record.

        The Notice will also provide instructions on how to inform the Company to send future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or in printed form by mail will remain in effect until you terminate it. Choosing to receive future proxy materials by email will reduce the Company's printing and mailing costs.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2010: The proxy statement and 2009 Form 10-K of the Company are available at https://materials.proxyvote.com/792228.

 Other Available Information

        This proxy statement and the Company's 2009 Annual Report on Form 10-K are also available at the Company's website at www.stmaryland.com, in the Investor Relations—SEC Filings section. In addition, the Company makes available through the Corporate Governance section of its website the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, which applies to all employees, officers, and members of the Board of Directors, and the Charters for the Audit Committee, Compensation Committee, Executive Committee, and Nominating and Corporate Governance Committee. These documents will be furnished in print to any stockholder who requests them. Information on the Company's website is not incorporated by reference into this proxy statement and should not be considered part of this document.

Stockholders Sharing the Same Address

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials that are delivered until such time as one or more of these stockholders notifies the Company that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our annual report or proxy statement, please submit a request to St. Mary's Corporate Secretary at 1775 Sherman Street, Suite 1200, Denver, CO 80203 or call (303) 861-8140, and we will promptly send you what you have requested. You can also contact the Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

Who Can Vote

        Only stockholders of record at the close of business on the record date of March 29, 2010, are entitled to receive notice of the annual meeting and to vote shares of St. Mary common stock held on that date. As of March 29, 2010, there were 62,823,003 shares of St. Mary common stock issued and outstanding, net of 126,893 shares held in treasury by the Company. Holders of St. Mary common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

How to Vote

        If your shares of St. Mary common stock are held by a broker, bank, or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

        If you hold shares of St. Mary common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by following the telephone or Internet voting procedures described on the proxy card, or by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope. The telephone and Internet voting procedures are designed to ensure that proxies are handled properly under Delaware law. Votes cast in either of these two manners are authenticated by use of a personal identification number and allow stockholders to confirm that their instructions have been properly recorded.

        If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

        A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

  •
  FOR the election as directors of the seven nominees named in this proxy statement under the caption "Proposal 1—Election as Directors";

  •
  FOR the approval of an amendment to the Equity Plan to increase the stated total number of shares authorized for issuance under this plan from 6,000,000 shares to 7,600,000 shares;

  •
  FOR the approval of an amendment to the Certificate of Incorporation to change the name of the Company to "SM Energy Company"; and

  •
  FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2010.

Revoking a Proxy

        You may revoke a proxy before the vote is taken at the meeting by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the meeting;

  •
  by voting in person at the meeting; or

  •
  by filing a written revocation with St. Mary's Secretary (the "Secretary").

        Your attendance at the annual meeting will not automatically revoke your proxy.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one third of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker non-votes (as described below under "Voting Requirements") count as present for establishing a quorum. Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Voting Requirements

Voting Requirements for Each Proposal

        Election of Directors—St. Mary's By-Laws (the "By-Laws") provide that the election of directors shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. In order for a director nominee to be elected, the number of votes cast "For" the nominee must exceed the number of votes cast "Against" such nominee. Proxies marked as "Abstain" will be counted in determining the total number of shares "entitled to vote" on the election of directors and will have the same effect as a vote "Against" a director.

        Approval of Amendment to the Equity Plan—Under New York Stock Exchange ("NYSE") rules and regulations promulgated under Section 162(m) of the Internal Revenue Code ("IRC"), the approval of the amendment to the Equity Plan to increase the number of shares authorized for issuance under this plan requires the affirmative vote of a majority of the votes cast on the amendment, and the NYSE rules require that the total votes cast represent over 50 percent of all shares entitled to vote. Abstentions will have the effect of votes against approval of the amendment.

        Approval of the Amendment to the Certificate of Incorporation to Change the Name of the Company to "SM Energy Company"—Under the Delaware General Corporation Law, approval of an amendment to the certificate of incorporation requires the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding as of the record date and entitled to vote at the meeting. Proxies marked as "Abstain" will have the same effect as a vote "Against" the proposal.

        Ratification of Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2010—This proposal shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Proxies marked as "Abstain" will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal.

Effect of Broker Non-Votes

        Under NYSE rules, if your shares are held in "street name" and you do not indicate how you wish to vote, your broker, banker, or other nominee is only permitted to exercise its discretion to vote your shares on certain "routine" matters. Due to a recent amendment to the NYSE rules, your broker, banker, or other nominee may no longer vote your shares with respect to the election of directors without specific instructions from you as to how to vote, because the election of directors is no longer considered to be a "routine" matter. Under the NYSE rules, Proposal 1—Election of Directors and Proposal 2—Approval of the Amendment to the Equity Plan, are not "routine" matters, whereas Proposal 4—Ratification of the Appointment of Deloitte & Touche LLP is a "routine" matter. The NYSE may consider Proposal 3—Approval of Amendment to the Certificate of Incorporation to be a "non-routine" matter. If you do not direct your broker, banker, or other nominee how to vote for a non-routine matter, such as for the election of directors, your broker may not exercise discretion and may not vote your shares. This is called a "broker non-vote." For voting requirement purposes for Proposal 1 and Proposal 2, broker non-votes are considered to be shares represented by proxy at the annual meeting but are not considered to be shares "entitled to vote" at the annual meeting. As such, a broker non-vote will not be counted as a vote "For" or "Against" a director in Proposal 1 or "For" or "Against" the approval of the Amendment to the Equity Plan in Proposal 2 and, therefore, will have no effect on the outcome on the vote on Proposal 1 or Proposal 2. Since Proposal 3—Approval of Amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding as of the record date and entitled to vote at the meeting, any broker non-vote with respect to that proposal will have the same effect as a vote "Against" that proposal.

 Payment of Proxy Solicitation Costs

        St. Mary will pay all costs of soliciting proxies. St. Mary has retained The Altman Group, Inc. to assist in the solicitation of proxies for an estimated fee of $9,000 plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, St. Mary officers, directors, and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. St. Mary will ask banks, brokers, other institutions, nominees, and fiduciaries to forward proxy materials to their principals and obtain authority to execute proxies.

 STRUCTURE OF THE BOARD OF DIRECTORS

        All directors of the Company are elected annually. At the annual meeting, seven directors are to be elected to serve for one year or until their successors are elected and qualified. The Company's nominees for these directorships are identified below; each currently serves as a director.

        The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee ("NCG Committee") of the Board of Directors shall be responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The NCG Committee performed its evaluation and nominating functions during 2009 and early 2010. The NCG Committee selects each nominee based on the nominee's skills, achievements, and experience. As set forth in the director qualification standards included in the Company's Corporate Governance Guidelines and reflected in the discussion below, the Board as a whole should have broad and relevant experience in high level business policymaking and a commitment to represent the long term interests of the Company's stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of the Company's business environment, and a reputation for integrity. In addition, the Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the NCG Committee, be prepared to offer his or her resignation from the Board, and the NCG Committee and the Board may review the continued appropriateness of Board membership under the circumstances.

        Under the framework of the Corporate Governance Guidelines, the NCG Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to the long term success of the Company and represent interests of stockholders. In determining whether to recommend a director for reelection, the NCG Committee also considers the director's past attendance at meetings and participation in and contributions to Board activities.

        When seeking new director candidates, the NCG Committee solicits suggestions from incumbent directors, management, stockholders, and others. The NCG Committee has authority under its charter to retain a search firm for this purpose. If the NCG Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the Board of Directors.

        Although the NCG Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee believes that the Board of Directors should reflect diversity in its broadest sense, including persons diverse in professional experiences relevant to the Company, skills, backgrounds, perspectives, gender, race, ethnicity, and national origin. In considering diversity in identifying director nominees, the NCG Committee considers the Board of Directors as a whole, without specific representative directors, with the overall objective of identifying a group of directors that reflects diversity, can work in a collaborative and effective manner, and that can best contribute to the long-term success of the Company. The NCG Committee believes that the current Board members and director nominees reflect the Company's commitment to diversity. Out of a total of seven directors, the Company currently has one female director and one Hispanic director, each of whom has served on the Board for several years.

        The NCG Committee will consider suggestions by stockholders of possible future nominees. No such suggestions were received during 2009. Stockholders may nominate persons for election to the Board in accordance with the By-Laws. Stockholder suggestions should be delivered on or before November 1st in any year before the next annual meeting. In addition, the By-Laws permit stockholders to nominate directors for election at an annual meeting, provided that advance written notice of the nomination containing the information required under the By-Laws is received by the Secretary not less than 75 days or more than 105 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, proper notice of a stockholder nomination for director for the 2011 annual meeting must be received by St. Mary between February 10, 2011, and March 14, 2011. No stockholder nominations were received regarding the 2010 annual meeting.

        The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. All nominees have consented to serve as directors of the Company if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the directors intend to vote in their discretion for a substitute who will be designated by the Board of Directors.

 PROPOSAL 1—ELECTION OF DIRECTORS

        Set forth below is certain biographical information as of February 15, 2010, for each nominee for election as director, including his or her principal occupation, business experience, and public company directorships held during the last five years.

        As discussed above, the NCG Committee utilizes the framework of the Company's Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership and an understanding of the Company's oil and natural gas exploration and production environment. The overall objective is to identify a group of directors that can best contribute to the Company's long-term success. All of the nominees discussed below are seasoned leaders who bring to the Board a vast array of oil and gas industry, public company, private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in the Corporate Governance Guidelines. Among other attributes, they possess a breadth of varied skills and experience in leadership, oil and gas businesses, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the NCG Committee and the Board to conclude that they should serve as the Company's directors at this time, in light of the Company's business and structure, overall industry environment, and the Company's long-term strategy. These specific experiences, qualifications, attributes, and skills of each nominee are briefly described in each nominee's biographical information below. In addition, the nominees, whose experiences cover various aspects of the oil and gas industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on the Company, and have a demonstrated ability to work collaboratively with candid discussion.

	Age	Director Since

Barbara M. Baumann is President of Cross Creek Energy Corporation, which provides consulting services for oil and gas exploration and production companies. Ms. Baumann has held that position since July 2003. From 2000 to July 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers LLC, an investment manager and general partner of a private equity energy fund specializing in oil and gas investments for institutional investors. From 1981 to 1999, Ms. Baumann was with BP Amoco, a major oil and gas company, and held a variety of financial and operational management positions, including Chief Financial Officer of an environmental remediation subsidiary, Vice President of the San Juan Business Unit, and the Commercial Operations Manager of the Western Business Unit. Ms. Baumann is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company, a regulated electric utility which provides electric service to the community of Tucson, Arizona.

	54	2002

    Ms. Baumann brings to the Board over 25 years experience in the oil and gas exploration and production industry, including strong and broad strategic planning, economic evaluation, operational, natural gas marketing, and human resources management skills and experience, which are important to the oversight of the Company's financial, operational, and compensation management functions. She also has significant financial management and accounting management experience, which is important to the oversight of the Company's financial reporting and financial risk management functions. Ms. Baumann's service on another public company board of directors provides a strong corporate governance background.

Anthony J. Best is President and Chief Executive Officer of St. Mary. Mr. Best joined St. Mary in June 2006 as President and Chief Operating Officer. In December 2006,	60	2007

Age	Director Since

Mr. Best relinquished his position as Chief Operating Officer when Javan D. Ottoson joined the Company and was elected to that office. In February 2007, Mr. Best was elected Chief Executive Officer of St. Mary and was appointed to the Board of Directors. From November 2005 to June 2006, Mr. Best was developing a business plan and attempting to raise capital for a start-up exploration and production entity. From 2003 to October 2005, Mr. Best was President and Chief Executive Officer of Pure Resources, Inc., an independent oil and natural gas exploration and production company that was a subsidiary of Unocal Corporation, a major oil and gas company, where he managed all of Unocal's onshore U.S. assets. From 2000 to 2002, Mr. Best had an oil and gas consulting practice working with various energy firms. From 1979 to 2000, Mr. Best was with ARCO in a variety of positions, including serving as President—ARCO Permian, President—ARCO Latin America, Field Manager for Prudhoe Bay, and Vice President—External Affairs for ARCO Alaska.

    Mr. Best brings to the Board over 30 years of strong and broad experience in the oil and gas exploration and production industry, and as the Company's Chief Executive Officer, a deep understanding of the Company's business and operations, and its long-term strategic issues.

Larry W. Bickle is a retired private equity investor with extensive experience in various energy related businesses. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Dr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Dr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (formerly Tejas Power Corporation), a NYSE-listed gas storage, transportation, and marketing company that he founded. Dr. Bickle is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company. He also serves as Non-Executive Chairman and is a member of the Board of Managers of Quantum Natural Gas Storage, LLC.

64	1995

    Dr. Bickle brings to the Board over 25 years experience in various aspects of the oil and gas exploration and production industry and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading TPC Corporation. Dr. Bickle also brings specific knowledge of natural gas transportation infrastructure including pipelines, processing, treatment, and storage; experience running a large natural gas marketing and trading operations, and extensive experience with both state and federal regulators related to natural gas production and transportation. He also has significant financial management and accounting oversight experience, which is important to the oversight of the Company's financial reporting and financial risk management functions. Dr. Bickle's service on another public company board of directors provides a strong corporate governance background.

William J. Gardiner is Vice President and Chief Financial Officer of King Ranch, Inc., a privately held ranching and agricultural company that owns the historic 825,000 acre "King Ranch" in south Texas. Mr. Gardiner has held that position since 1996. Before joining King Ranch in 1996, Mr. Gardiner served as Executive Vice President and Chief Financial Officer of CRSS, Inc., a NYSE-listed architectural engineering and independent power producing firm. Mr. Gardiner was employed by CRSS for approximately 20 years. Mr. Gardiner was initially appointed as a director of St. Mary in connection with St. Mary's acquisition of King Ranch Energy, Inc. in 1999.

55	1999

Age	Director Since

    Mr. Gardiner brings to the Board strong financial management and accounting oversight skills and experiences, a significant amount of which was obtained through his work in energy related businesses for over 20 years. These skills and experiences are important to the oversight of the Company's financial reporting and financial and operational risk management functions.

Julio M. Quintana is the President, Chief Executive Officer, and a director of TESCO Corporation (NASDAQ: TESO), which designs, manufactures, and delivers technology based solutions for the upstream energy industry, including oilfield drilling technology, services, and equipment. Prior to the appointment to his current position at TESCO Corporation in September 2005, Mr. Quintana served as Executive Vice President and Chief Operating Officer at TESCO beginning in September 2004. From 1999 to 2004, Mr. Quintana was employed at Schlumberger Limited, a global oilfield services company, as the Vice President and General Manager—Integrated Project Management from 1999 to 2000, as the Vice President—Marketing for North and South America from 2001 to 2003, and as the Vice President—Exploitation for North and South America from 2003 to 2004. Mr. Quintana began his career at Unocal Corporation, where he spent 20 years working in various engineering and leadership roles.

50	2006

    Mr. Quintana brings to the Board over 25 years experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, up to date understanding of drilling and asset management technologies, and broad human resources management skills and experience, which are important to the oversight of the Company's compensation management functions.

John M. Seidl has been involved in energy and natural resource businesses since 1978, and is currently Chairman of the Board and Chief Executive Officer of EnviroFuels, LLC, a privately held corporation that develops, manufactures, and markets technology that improves the performance and efficiency of internal combustion engines, boilers, and other engine designs. Mr. Seidl has held the Chairman position since January 2006 and the Chief Executive Officer position since October 2008. From July 2004 to January 2006, he served as Vice Chairman of EnviroFuels' advisory board. From June 2001 through December 2004, Mr. Seidl was Chief Program Officer, Environment, of the Gordon and Betty Moore Foundation, a private grant making foundation which seeks and funds higher education, scientific research, environmental, and San Francisco Bay Area projects. From September 1999 through June 2004, Mr. Seidl was Chairman of Language Line Services, a privately held provider of over the phone language interpretation and document translation services. From 1994 to 1999, Mr. Seidl was Chairman of the Board, President and Chief Executive Officer of CellNet Data Systems, Inc., which was then a publicly traded provider of wireless data networks for automated reading of utility meters. In 2000, CellNet Data Systems filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code as part of an acquisition of its assets. Mr. Seidl's business career from 1977-1992 was in energy, energy related or natural resource businesses, and included leadership positions with Natomas Company, then a publicly traded international oil and gas company, MAXXAM Inc., a publicly traded company which held various forest product and real estate investment subsidiaries along with Kaiser Aluminum Corporation. Prior to that he taught at the Stanford University Business School and served as Deputy Assistant Secretary for Program Systems in the U.S. Department of Health, Education and Welfare, and as Deputy Assistant Secretary in the U.S. Department of the Interior.

71	1994

Age	Director Since

    Mr. Seidl brings to the Board over 30 years experience in various energy and natural resources businesses, and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading numerous companies and his experience in government. Mr. Seidl has served as Chief Executive Officer and Chief Operating Officer for separate New York Stock Exchange companies and Chief Executive Officer for a NASDAQ company. He also has significant financial management and accounting oversight experience, which is important to the oversight of the Company's financial reporting and financial risk management functions.

William D. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan has been retired since August 2003, with the exception of a brief amount of time, from June 15, 2005, to August 5, 2005, when he served as President and Chief Executive Officer of Leor Energy LP, a privately held exploration and production company. Since March 2006, Mr. Sullivan has been serving as a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. Since February 2007, Mr. Sullivan has been serving as a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas and fractionating and selling natural gas liquids and NGL products. Since August 2007, Mr. Sullivan has served as a director of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services and production company with an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy and other markets. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995.

53	2004

    Mr. Sullivan brings to the Board over 30 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production side of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on the Company's business and operations, and the economic environment and long-term strategic issues that the Company faces. In addition, his human resources management skills and experience are important to the oversight of the Company's compensation management functions, and his service on other public company boards of directors provide a strong corporate governance background.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" electing all of the nominees.

CORPORATE GOVERNANCE

Board of Directors

        The Board of Directors is comprised of a majority of independent directors. The Board of Directors has determined that the following directors are independent and do not have any material relationship with the Company other than as a director and stockholder of the Company: Ms. Baumann, Dr. Bickle, Mr. Gardiner, Mr. Quintana, Mr. Seidl, and Mr. Sullivan. In its conclusions as to the independence of these directors, the Board of Directors considered past employment, remuneration, and any relationship with the Company. In making its determination as to the independence of its members, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual.

        In making its determination as to the independence of Ms. Baumann, the Board considered the following transactional relationship: Ms. Baumann is the wife of Frederick J. Baumann, a partner in the law firm of Rothgerber Johnson & Lyons LLP ("RJ&L"), which has provided legal services to the Company on a limited basis with respect to certain real estate transaction matters primarily involving office leases. Mr. Baumann does not provide any of those services. In 2009, the fees billed by RJ&L to St. Mary were approximately $9,222. The Board also considered the following factors in connection with this transactional relationship: RJ&L is a relatively large law firm in Denver, Colorado, where the Company's principal corporate offices are leased, and has over 45 partners and 70 attorneys. RJ&L has a significant local real estate practice, and the Company specifically retained a real estate partner at RJ&L with extensive expertise and experience in the particular office leasing issues that the Company faced. Mr. Baumann is a commercial litigator, not a member of RJ&L's real estate department and had absolutely no involvement in the providing of legal services to the Company or the retention of the RJ&L real estate partner by the Company. The particular partner providing those services has represented the Company in real estate matters for over ten years, beginning when he was a partner at another firm. In addition, Ms. Baumann had absolutely no input or involvement in the Company's retention of RJ&L, apart from seeking advance analysis and confirmation that the relationship would not be considered material and would not impair her independence. Further, in 2009 RJ&L drafted a proposed draft lease agreement, and the Company does not consider the legal services provided by RJ&L to be advisory services involving access to sensitive Company information or to strategic decision-making. In view of the factors considered above, the Board has determined that Ms. Baumann's relationship to RJ&L does not impair her independence. In addition, in order to avoid even the appearance of potential independence issues in connection with this transactional relationship, the Company has determined to limit the amount of legal services from RJ&L in 2010 and future years to no more than $10,000 per year.

        In making its determination as to the independence of Mr. Quintana, the Board considered the following transactional relationship: The Company has entered into an agreement with TESCO Corporation, for which Mr. Quintana serves as an employee and executive officer, whereby TESCO may provide certain oilfield drilling technology services to the Company. The Company did not pay TESCO any amounts in 2009, and as of this date, did not incur any debt to TESCO in 2010.

        The Audit Committee, the Compensation Committee, and the NCG Committee are each comprised solely of independent directors. As indicated above, the written charters for all three committees are available in the corporate governance section of the Company's website at www.stmaryland.com, along with the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, which applies to all employees, officers, and members of the Board of Directors, and the Executive Committee charter. These documents will be furnished in print to any stockholder who requests them.

 Board Leadership Structure

        In February 2007, the Board restructured its board leadership to separate the roles of Chief Executive Officer and Chairman of the Board. Until his retirement from serving as Chief Executive Officer in February 2007, Mr. Hellerstein had served both as Chief Executive Officer and Chairman of the Board since 2002. From February 2007 until May 2009, Mr. Hellerstein continued to serve as Chairman of the Board while Mr. Best served as President and Chief Executive Officer of the Company. Upon Mr. Hellerstein's retirement from the Board in May 2009, the Board evaluated its leadership structure and determined to appoint Mr. Sullivan, an independent director with over five years experience serving on the Board, experience serving on several other public company boards, and over 30 years of experience working with oil and gas exploration and production companies, as Chairman of the Board.

        The Board believes that this board leadership structure is best for the Company and our stockholders. The Chairman is responsible for providing leadership to the Board; facilitating communications among the directors; setting the board meeting agenda in consultation with the Chief Executive Officer; presiding at board meetings, Executive Committee meetings, and executive sessions of the Board; and serving as a liaison between our management and directors on a regular basis.

        The Company's Corporate Governance Guidelines allow the Board to choose whether to keep the roles of Chief Executive Officer and Chairman of the Board separate or whether to have one person serve in both capacities. As part of our annual board self-evaluation process, the Board evaluates our leadership structure to ensure that the Board continues to believe that it provides the optimal structure for our Company and stockholders at that time. While recognizing that different board leadership structures can be appropriate at different times and under different circumstances, the Board has determined that our current leadership structure, with Mr. Best serving as Chief Executive Officer, Mr. Sullivan serving as Chairman of the Board.

        In addition to having an independent Chairman of the Board, the Board has a separate lead independent director position. Mr. Seidl currently serves in that capacity. The lead independent director is responsible for presiding at executive sessions of non-management directors.

        Our Board has six independent members and only one non-independent member, the Chief Executive Officer. A number of our independent Board members are currently serving or have served as members of senior management of other companies in the oil and gas industry and are currently serving or have served as directors of other public companies. As discussed above, the Board has three committees comprised solely of independent directors, and each has a different independent director serving as chair of the committee. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are briefly described in each director nominee's biographical information above. The number of independent and experienced directors that make up our Board, the specific experiences and skills that they bring to their respective Board committees, and the overall leadership of the Board by the independent Chairman benefits our Company and our stockholders.

Presiding Director at the Non-Management Directors' Executive Sessions

        All independent directors meet in executive session immediately before or after each regularly scheduled meeting of the Board of Directors or as deemed necessary. Mr. Seidl has presided at these executive sessions.

Communication with the Directors of the Company

        The Board of Directors welcomes questions or comments about the Company and its operations. Those interested may contact the Board of Directors as a whole, non-management directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of St. Mary Land & Exploration Company, Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

Board and Committee Meetings

        The full Board of Directors met nine times during 2009. Each incumbent director participated in at least eight of the Board meetings and all of the committee meetings held during the director's tenure on the Board in 2009. It is the Company's policy that each director is expected to attend the Annual Meeting of Stockholders. Each director attended the 2009 Annual Meeting of Stockholders.

        The Board has an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and an Executive Committee. Each of the committees and the entire Board separately evaluated their respective performance for the year 2009 and completed written evaluations. The performance evaluation process was supervised by and reviewed by the NCG Committee and discussed amongst and approved by the full Board.

        The following table sets forth the members of each committee, as of December 31, 2009, and the number of meetings held in 2009.

Name of Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee		Executive Committee
Barbara M. Baumann					X	*	X
Larry W. Bickle	X		X
Anthony J. Best							X
William J. Gardiner	X	*					X
Julio M. Quintana					X
John M. Seidl	X		X	*
William D. Sullivan			X		X		X	*
Number of Meetings in 2009	7		2		8		0

*
Chairperson

        The Audit Committee assists the Board in fulfilling its oversight responsibilities of the Company's financial reporting process. Audit Committee members are prohibited from serving on more than three audit committees of public companies. The Audit Committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with the independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of St. Mary's system of internal accounting controls, and the Company's financial risk management policies. The Audit Committee also has oversight responsibility for the internal audit function of the Company. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the NYSE listing standards. See the "Report of the Audit Committee" contained in this proxy statement. While all of the Audit Committee members are considered financially literate, the Board of Directors has determined that two of the three members of the current Audit Committee, Mr. Gardiner and Mr. Seidl, are audit committee financial experts as the term is defined by the SEC.

        The NCG Committee's primary function is to nominate the individuals to be elected to the Board of Directors and to oversee all corporate governance policies of the Board of Directors. For additional information on the functions performed by the NCG Committee, see the "Structure of the Board of Directors" section of this proxy statement.

        The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee approves and/or recommends to the Board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" section of this proxy statement describes these responsibilities and the manner in which they are discharged.

        The Executive Committee has the authority to act on behalf of the Board of Directors and the Company with respect to matters as to which it has been authorized to act by the Board of Directors, provided that such matters are not in conflict with the Certificate of Incorporation or By-Laws of the Company or applicable laws, regulations, or rules or the listing standards of the NYSE.

        There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Risk Oversight

        While the Board of Directors oversees the Company's risk management processes, with particular focus on the most significant risks the Company faces, the Company's management is responsible for day-to-day risk management. The Company believes this division of responsibilities is the most effective approach for addressing the risks facing the Company, and that the current Board leadership structure, with Mr. Sullivan serving as the independent Chairman of the Board, supports this approach and is the optimal structure for the Company at this time.

        In connection with the Company's annual business strategy planning process, management identifies the significant risks or implications facing the Company relating to the Company's successful execution of its business strategy. The Board of Directors reviews and discusses these risks or implications with management along with the Company's risk assessment, risk management guidelines, and policies and plans for mitigating risk as part of the Company's annual strategy session. As part of this process, the Board of Directors provides feedback to management.

        In conjunction with the annual business plan process, management completes and updates an enterprise risk management document (the "ERM Document") utilizing the Committee of Sponsoring Organizations of the Treadway Commission Enterprise Risk Management framework and incorporating the information gathered during the strategy session discussions. Risk prevention or mitigation steps are documented for the more material risks identified based upon projected likelihood and impact of the occurrence of the particular risk. The final ERM Document becomes part of the Business Plan for that particular year.

        The Company also maintains a Financial Risk Management Committee made up of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer and the Vice President—Engineering and Evaluation. On a quarterly basis, the Financial Risk Management Committee meets separately and, together with management, conducts an update of the Enterprise Risk Management process. Minutes of these meetings are recorded, and the results of these meetings are reported to the Board at its quarterly meetings.

        The Audit Committee provides significant assistance to the Board of Directors in the oversight of the Company's financial risk management processes. As part of this framework, the Audit Committee reviews and discusses with management the Company's risk assessment and risk management guidelines and policies with respect to the Company's significant financial risk exposures, and the steps management has taken as well as the specific guidelines and policies which have been established to monitor, control, mitigate, and report those exposures. These reviews and discussions cover the Company's oil and natural gas commodity price hedging arrangements, interest rate risk management, and insurance coverage, as appropriate. In addition, the Company's internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of the Company's risk management processes. The Audit Committee also has oversight responsibility for the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. In addition, the Compensation Committee periodically reviews the most significant risks for the Company to ensure that compensation programs do not encourage excessive risk-taking. The Audit Committee and Compensation Committee report regularly to the full Board of Directors on their respective risk management oversight activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

        The Company has adopted written policies and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of this policy, a "related person" means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than five percent of the Company's outstanding shares of common stock, and (iii) any immediate family member of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its stockholders.

        In determining whether to approve or ratify a transaction, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of its authority to the Chairman of the Audit Committee for any related person transaction requiring pre-approval or ratification between meetings of the Audit Committee. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

        In addition, the Company's By-Laws provide that a director, officer, or employee of the Company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with the Company. The By-Laws also provide that an officer or employee of St. Mary may not pursue for his or her own account an oil and gas opportunity that he or she independently learned about unless (a) with respect to an officer of St. Mary, the officer's pursuit of the opportunity has been approved by the Board of Directors, and (b) with respect to a non-officer of St. Mary, the employee's pursuit of the opportunity has been approved by a senior officer of St. Mary with full knowledge of that opportunity. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company.

Related Person Transactions

        Set forth below is a description of a related transaction between St. Mary and one of its directors during the last fiscal year. Some of the aspects of this transaction will continue in effect and may result in conflicts of interest between St. Mary and the individual. We cannot assure you that conflicts of interest will always be resolved in favor of St. Mary.

        Mr. Hellerstein, who retired from the Board of Directors of St. Mary as of May 20, 2009, is a participant in the Net Profits Interest Bonus Plan ("NPP") as a result of his prior service to the Company as an executive officer, including service as President from 1992 to June 2006 and Chief Executive Officer from 1995 to February 2007. As a result of Mr. Hellerstein's vested participation interests in the NPP arising from his prior service, the Company made NPP payments to Mr. Hellerstein during 2009 in the total amount of $2,364,053. The Audit Committee has reviewed this relationship and determined that it is not in conflict with the Company's Policies and Procedures with Respect to Related Person Transactions, since Mr. Hellerstein's NPP participation interests were awarded to him while he was an employee of St. Mary in order to provide for future incentive bonus compensation for his services as an executive officer. For a description of the NPP, please see the section entitled "Net Profits Interest Bonus Plan (NPP)" in the "Compensation Discussion and Analysis" section of this proxy statement.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

        The following table shows beneficial ownership of shares of St. Mary common stock as known by the Company as of March 15, 2010, by all beneficial owners of more than five percent of the outstanding shares of St. Mary common stock as of March 15, 2010, by each director, director nominee, and named executive officers, and all directors and executive officers as a group. Restricted stock units and performance share awards are not included in this table as no actual shares have been issued associated with the restricted stock units or performance share awards rights. A supplemental separate table has been included later in this section describing the number of restricted stock units and performance share awards owned by the individuals described above.

Name of Beneficial Owner	Shares beneficially owned excluding options		Options exercisable within 60 days of 3/15/2010	Total shares beneficially owned(1)		Percent beneficially owned
Name and Address of Stockholders Owning More Than 5%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,527,627		—	4,527,627	(2)	7.2	%(2)
EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	3,690,492		—	3,690,492	(3)	5.9	%(3)
Name and Position of Directors, Director Nominees and Named Executive Officers
Barbara M. Baumann, Director	25,180		47,666	72,846			*
Larry W. Bickle, Director	87,688		48,566	136,254			*
William J. Gardiner, Director	38,180		47,670	85,850			*
Julio M. Quintana, Director	19,125	(4)	—	19,125	(5)		*
John M. Seidl, Director	18,225		—	18,225			*
William D. Sullivan, Director	44,526		9,772	54,298			*
Anthony J. Best, Chief Executive Officer, President, and Director	46,735		—	46,735			*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	13,626		—	13,626			*
Javan D. Ottoson, Executive Vice President and Chief Operating Officer	13,032		—	13,032			*
Milam Randolph Pharo, Senior Vice President and General Counsel	33,271		—	33,271			*
Paul M. Veatch, Senior Vice President and Regional Manager	12,685		9,996	22,681			*
All executive officers and directors as a group (20 persons including those named above)	427,690		248,455	676,145		1.1%

*
Less than 1%

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of a date reasonably selected by the Company, through the exercise of any stock option or other right. The Company selected March 15, 2010, as the determination date.

(2)
According to a Statement on Schedule 13G filed by BlackRock, Inc. ("BlackRock") on January 29, 2010, by reason of advisory and other relationships with persons who own shares of St. Mary common stock, BlackRock may be deemed to be the beneficial owner of a total of 4,527,627 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting or dispositive power as to 4,527,627 shares.

(3)
According to a Statement on Schedule 13G filed by EARNEST Partners, LLC ("EARNEST") on February 10, 2010, by reason of advisory and other relationships with persons who own shares of St. Mary common stock, EARNEST may be deemed to be the beneficial owner of a total of 3,690,492 shares, with shared voting power as to 683,105 shares, shared dispositive power as to zero shares, and sole voting of 1,512,912 shares and sole dispositive power as to 3,690,492 shares.

(4)
Mr. Quintana maintains a margin securities account at a brokerage firm, and the positions held in such margin account, which may from time to time include shares of St. Mary common stock, may be pledged as collateral security for the repayment of debit balances, if any, in the account. As of March 15, 2010, Mr. Quintana held 19,125 shares of St. Mary common stock in such account and none of these shares were pledged as collateral.

Restricted Stock Units and Performance Share Awards

        Restricted Stock Units ("RSUs") represent rights to shares of stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.

        The Company began issuing RSUs in June 2004. The initial grant under the Restricted Stock Plan was made on June 30, 2004, whereby eligible executive officers and key employees were issued RSUs. This grant was the first grant under this program following approval of the Restricted Stock Plan by the Company's stockholders. RSU grants were made annually under the Restricted Stock Plan in 2004 and 2005. In 2006 and 2007, RSU grants were made under the Equity Plan subject to the performance criteria of the Company. These grants were made in the quarter following the year-end. In June 2008, the Company issued certain transitional RSUs and on August 1, 2009, as part of the Company's Long Term Incentive Plan, the Company issued a percentage of the awards under this Plan as RSUs. Neither the transitional RSUs or LTIP RSU awards were subject to performance criteria. The Company has also issued RSUs to Mr. Best under the terms of his employment contract.

        Performance Share Awards ("PSAs') represent the right to receive, upon settlement of the PSAs after the completion of a three year performance period, a number of shares of the Company's common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which the Company's performance criteria have been achieved and the extent to which the PSAs have vested. The PSAs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock.

        The Company began granting PSAs on August 1, 2008, under the Equity Plan to eligible executive officers and key employees.

        The following table shows the number of RSUs and PSAs owned by each of the directors, the executive officers named in the Summary Compensation Table set forth under the caption "Summary Compensation Table," and all directors and executive officers as a group as of March 15, 2010. The PSAs listed below represent the right to receive, upon settlement of the PSAs after the completion of the three year performance periods ending June 30, 2011, and June 30, 2012, a number of shares of the Company's common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which certain performance criteria during a certain performance period have been achieved and the extent to which the PSAs have vested.

	Total Restricted Stock Units	Total Vested Restricted Stock Units	Total Performance Share Awards	Total Vested Performance Share Awards(1)
Barbara M. Baumann	—	—	—	—
Larry W. Bickle	—	—	—	—
William J. Gardiner	—	—	—	—
Julio M. Quintana	—	—	—	—
John M. Seidl	—	—	—	—
William D. Sullivan	—	—	—	—
Anthony J. Best	23,807	—	75,859	3,337
A. Wade Pursell	17,248	—	28,500	—
Javan D. Ottoson	15,056	—	46,570	1,832
Milam Randolph Pharo	5,061	—	15,954	726
Paul M. Veatch	8,146	—	23,046	936
All executive officers and directors as a group (20) persons including those named above	112,439	—	325,173	12,276

(1)
PSAs granted on August 1, 2008, vested 1/7th on August 1, 2009. The amount shown reflects 1/7th of target shares. The actual number of shares of the Company's common stock released at the end of the performance period may be from zero to two times the number of PSAs granted, depending on the extent to which the Company's performance criteria have been achieved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        St. Mary's leadership and culture encourage long-term stockholder value creation, not short-term stockholder value maximization. We evaluate performance along both quantitative and qualitative factors and review not only "what" is achieved, but also "how" it is achieved. We provide what we believe to be a balanced mix of base salary, annual incentives paid in cash, and long-term incentives paid in stock. Our base salary provides a level of income that does not vary with Company performance. We balance incentives tied to short-term annual performance with incentives tied to our multi-year performance. In this way, our executives are motivated to consider the impact of decisions over the short, intermediate, and long terms. The 2009 "scorecard" for our annual cash incentives measures cash flow, capital efficiency, and growth. The specific measures on the scorecard are those we believe are the key drivers of long-term stockholder value creation. In addition, the program is not completely formulaic; the Compensation Committee has the discretion to adjust earned bonuses based on the "quality" of the results as well as individual performance and behaviors, and has used that discretion to reduce calculated bonuses in the recent past.

        We have not utilized stock options for several years. Although we have outstanding stock options, we discontinued granting new stock options to employees after December 2003 and to directors after December 2004. Long-term incentive programs that overemphasize stock options could contribute to executive risk-taking, and focus on short-term share price increases, especially if stock options fall "underwater" (i.e., the option exercise price is above the current share price). Underwater options could encourage executives to take risks to increase share price; in such case options have upside opportunity, but no downside risk. If the share price increases above the exercise price, the options will have value, but if the share price decreases, the executives have not lost anything. Our current long-term incentive plan (the "LTIP") uses "full-value" shares, which we believe are more aligned with the interest of stockholders and appropriately balance risk and reward, because they have both upside potential and downside risk.

        We do not have rich severance packages that mitigate consequences of poor performance. With the exception of our Chief Executive Officer, Mr. Best, we typically do not provide severance benefits in the event of termination without cause not related to a change of control. Mr. Best's severance benefits in the event of a termination without cause are modest compared to current industry practice. Additionally, our executive officers are subject to stock ownership guidelines based on a multiple of base salary. These stock ownership guidelines align the interests of management with long-term stockholder interests.

Objectives of Executive Compensation Program

        Our overall executive compensation program is designed to promote superior returns for our stockholders through the preservation and growth of the Company's income-producing oil and natural gas assets. The objectives of our executive compensation program are to:

  1.
  Provide competitive total compensation opportunities that allow us to attract, retain, and motivate talented management.

    Our pay philosophy is to target overall compensation opportunities at levels competitive with equivalent positions at companies with which we compete for talent. In general, this desired competitive position corresponds to the median of a relevant industry peer group (see "Compensation Determination Process" for further detail). Actual compensation earned by a particular individual may be above or below the target level based on Company and individual performance measured against prescribed metrics of the incentive compensation programs.

  2.
  Link compensation earned to the achievement of our short-and long-term financial and strategic objectives.

    We believe that the proportion of total compensation that is performance-based, and therefore "at risk," should increase with an individual's level of responsibility. St. Mary's compensation system is designed to provide the appropriate level of balance between fixed and variable compensation, cash and equity compensation, and short-term and long-term incentives. To this end, our short-term incentive plan (the "STIP") rewards annual operating performance in terms of cash flow, investment performance, and reserve growth (see "Elements of Compensation—Short-Term Incentive Plan"). Our LTIP rewards total stockholder return, both on an absolute basis and relative to an index of oil and gas E&P companies (see "Elements of Compensation—Long-Term Incentive Plan").

  3.
  Align performance incentives with the long-term interests of our stockholders.

    Alignment of long term interests between stockholders and management is achieved by paying a substantial portion of total compensation in the form of equity-based incentives and through stock ownership guidelines that encourage executives to have a meaningful ownership stake over their tenure. In addition, realized compensation under our LTIP is aligned with absolute and relative returns realized by our stockholders.

  4.
  Ensure programs are cost-effective and financially efficient.

    As part of the process of approving new programs, changes to existing programs, and awards under our programs (e.g., salary increases, bonus opportunities, aggregate equity compensation grants, etc.), the Compensation Committee evaluates numerous relevant considerations including the aggregate economic costs of such compensation, the expected accounting treatment, potential stockholder dilution, and the impact on our financial results. The Compensation Committee strives for development of programs that are affordable and designed in the most financially efficient manner possible.

    In addition, we make reasonable efforts to maximize the tax deductibility of all elements of compensation. Under Section 162(m) of the Internal Revenue Code ("IRC"), compensation in excess of $1.0 million per year paid to certain of the named executive officers is not tax deductible unless certain requirements are met, including that the compensation is "performance-based" as defined in Section 162(m). Our STIP and LTIP are administered so that compensation awarded and paid to our named executive officers are "performance-based" under Section 162(m)'s definition and therefore fully tax-deductible; however, the Compensation Committee reserves the right to provide compensation that does not meet Section 162(m) deductibility requirements.

  5.
  Uphold high standards of good corporate governance and evolving best practices.

    The Compensation Committee, with the assistance of management and the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("F. W. Cook"), stays abreast of current and developing corporate governance standards with respect to executive compensation and may make changes to our programs, as it deems appropriate, to reflect best practices.

Compensation Determination Process

Responsibilities of the Compensation Committee

        Executive compensation at St. Mary is determined by the Compensation Committee of the Board of Directors and the Board of Directors as provided below. The Compensation Committee is comprised of three independent directors and operates under the framework of a formal charter. Members of the Compensation Committee are appointed by the Board of Directors for, among other things, the purposes of:

  •
  Overseeing the administration of the Company's employee compensation and benefit plans;

  •
  Establishing the Company's compensation policies;

  •
  Reviewing and approving the Company's general compensation strategy and objectives;

  •
  Annually reviewing the performance and determining the compensation of the Chief Executive Officer;

  •
  Reviewing and approving recommendations to the Board for base compensation for the executive officers of the Company other than the Chief Executive Officer; and

  •
  Reviewing and approving recommendations for STIP and LTIP awards.

Independent Compensation Consultants

        Since 2007, the Compensation Committee has engaged F. W. Cook as its independent executive compensation consultant. F. W. Cook reports directly to the Compensation Committee and the Compensation Committee may replace F. W. Cook or hire additional consultants or other advisors as it deems necessary. A principal of F. W. Cook attends meetings of the Compensation Committee, as requested, and communicates with the Chair of the Compensation Committee between meetings. The services F. W. Cook provides include advising the Compensation Committee on the principal aspects of St. Mary's executive compensation programs and evolving best practices, providing market information and analysis regarding the competitiveness of St. Mary's executive compensation opportunities, and aggregate equity compensation practices of St. Mary's peers. To facilitate the delivery of these services to the Compensation Committee, F. W. Cook interfaces with St. Mary's management, in particular the Vice President—Human Resources. F. W. Cook does not provide directly or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing, to St. Mary or any other clients. F. W. Cook has agreed to advise the Compensation Committee Chair if any potential conflicts of interest arise that could cause F. W. Cook's independence and loyalty to be questioned and not to undertake any project for St. Mary management, except at the request of the Compensation Committee Chair and as agent for the Compensation Committee. In 2009, F. W. Cook did not provide any services to St. Mary other than those requested by the Compensation Committee Chair and related to F. W. Cook's engagement as the independent consultant to the Compensation Committee.

Role of management in determination process

        With the oversight of the Chief Executive Officer and Vice President—Human Resources, the management team provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. The Chief Executive Officer provides recommendations for pay levels for executives other than himself based on competitive market data, internal fairness between executives, past performances, and future potential. The Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, analyzing third-party survey data, and interfacing with F. W. Cook. While members of the management team attend Compensation Committee meetings, they are not present for executive sessions. The Compensation Committee and the Board, as required under the Compensation Committee's charter, make all final decisions with respect to compensation of our executive officers.

Comparative Peer Group

        One of the objectives of our executive compensation is to ensure that the total compensation opportunities for our executive officers are competitive with the companies against which we compete for business, investment dollars, and executive talent. In fiscal 2009, compensation comparisons were made to the following companies:

Berry Petroleum Company	Newfield Exploration Company
Bill Barrett Corporation	Penn Virginia Corporation
Cabot Oil & Gas Corporation	Petrohawk Energy Corporation
Cimarex Energy Company	Quicksilver Resources Inc.
Comstock Resources Incorporated	Range Resources Corporation
Denbury Resources Incorporated	Stone Energy Corporation
EXCO Resources, Incorporated	Swift Energy Company
Encore Acquisition Company	Unit Corporation
Forest Oil Corporation	Whiting Petroleum Corporation

        This peer group includes all of the fourteen companies included in the 2008 peer group, plus four additional companies: Berry Petroleum Company, Bill Barrett Corporation, EXCO Resources, Incorporated, and Stone Energy Corporation. St. Mary ranks at approximately the median of the peer group in terms of size measures such as annual revenues, enterprise value, and number of employees.

        In May 2009, F. W. Cook conducted an analysis of pay levels of the executive officers named in proxy statements of the peer group companies versus corresponding positions at St. Mary. Findings from this analysis indicated that base salaries for St. Mary's executives were at the 25th percentile of the peer group, and target total direct compensation (base salary plus bonus plus long-term incentive compensation) was significantly below the 25th percentile of the peer group. This analysis excluded amounts paid in connection with the Company's historical but discontinued NPP.

        F. W. Cook's May 2009 analysis also examined company-wide practices with regard to equity compensation, using three measures to evaluate the value and number of St. Mary shares being granted to its employees. St. Mary shares of common stock attributable to grants outstanding plus shares of common stock available for future grant as a percentage of total shares of common outstanding (the "overhang") and three-year average annual share usage as a percentage of weighted average shares of common stock outstanding ("run rate") were between the 25th percentile and median of the peer group. However, the three-year average of St. Mary's aggregate long-term incentive grant value as a percentage of market capitalization ("fair value transfer" or "FVT") was at the 75th percentile of the peer group.

        In October 2009, the Compensation Committee asked F. W. Cook to review the comparative peer framework and provide suggestions for changes for use in future comparisons. In addition to standard size measures such as revenues, assets, number of employees, and enterprise value, F. W. Cook reviewed industry-specific criteria such as annual production volume, fiscal year-end reserves, total costs incurred in oil and gas activities, and the magnitude of each company's offshore and non-U.S.-based operations. Based on this review, the Compensation Committee approved the addition of three companies (Concho Resources Inc., Continental Resources, Inc., and Ultra Petroleum Corp.) to the peer group, and the exclusion of five companies (Comstock Resources, Inc., Newfield Exploration Co., Range Resources Corporation, Stone Energy Corporation, and Unit Petroleum Co.).

Elements of Compensation

        The principal components of St. Mary's executive compensation program and the purpose of each component are summarized in the following table. The Company's executive compensation program is made up of the same components as the compensation program for other employees. The only material difference is the target pay levels.

Compensation Element	Description	Purpose
Base Salary	Fixed cash compensation, targeted at 50th percentile of survey and peer group for employees meeting all performance expectations	Provide an appropriate level of cash compensation necessary to attract and retain employees; recognizes skills, competencies, experience, and individual contribution
STIP	Annual cash incentive opportunity with ultimate award dependent upon Company's annual performance in key metrics	Drive and incentivize superior annual performance at Company, regional, and individual levels
LTIP	Equity-based compensation opportunity with ultimate award dependent upon Company's long term performance in total shareholder return and performance relative to a peer group	Drive stockholder value creation, align management interests with those of stockholders, encourage retention, and reward long term Company performance
Employee Stock Purchase Plan (ESPP)	Enables employees to purchase and hold shares of St. Mary common stock at a 15% discount of the fair market price at the beginning or end of the offering period	Facilitate share ownership among employees for the purposes of aligning employees' interests with those of stockholders
Qualified Retirement Plans	Includes qualified defined benefit pension plan and 401(k) plan	Attract and retain employees, encourage retention, support succession planning objectives by ensuring sufficiency of retirement replacement income
Supplemental Pension Plan	Continues benefits under qualified plan formula that are not allowed due to IRC limits on the qualified plan	Attract and retain employees, encourage retention, support succession planning objectives by ensuring sufficiency of retirement replacement income
Benefits and Perquisites	Medical, dental, life, and disability insurance	Attract and retain highly qualified employees, support the overall health and well being of executives and employees

Target Competitive Positioning

        St. Mary's pay philosophy is for each executive's target compensation opportunity to approximate market medians in total compensation and across individual compensation elements. Actual pay may be higher or lower than target, based on performance results and changes in our share price.

Total Direct Compensation Mix

        The charts below show the 2009 target total direct compensation mix for the Chief Executive Officer and other named executive officers. As the charts illustrate 76 percent and 72 percent of total target compensation for our Chief Executive Officer and named executives officers, respectively, is attributable to the performance-based LTIP and STIP, and thus is "at risk."

Base Salary

        Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates for day to day performance. Based on competitive market data, individual performance and potential, internal equity considerations, and input from the Chief Executive Officer (for executives other than himself), the Compensation Committee approved the following salary adjustments, on March 25, 2009, effective December 28, 2008, for the named executive officers:

Name	Prior Salary	New Salary	% Change
Best	$475,000	$513,000	8.0%
Ottoson	$315,000	$345,000	9.5%
Pursell	$300,000	$306,000	2.0%
Pharo	$230,000	$239,200	4.0%
Veatch	$230,000	$238,250	3.6%

        Mr. Best's and Mr. Ottoson's significantly higher salary adjustments, relative to those of other named executive officers, largely reflect the fact that their base pay levels were further below the median salaries paid to equivalent positions at companies with which we compete for talent.

Short-Term Incentive Plan

        The STIP is designed to reward executives for their achievement of performance objectives tied to our annual business plan, focusing primarily on cash flow generation, investment performance against an approved capital expenditures budget, and reserve growth. Payments under the STIP are in the form of annual cash bonuses under the Company's Cash Bonus Plan, which was approved by the stockholders in May 2008.

        The Compensation Committee's decisions regarding the approval of annual cash bonus pools for the 2009 STIP were based on analysis and information provided by management, including the results of the Company's internal "scorecard," and other subjective determinations considered by management and the Compensation Committee. The percentages recommended, considered, and subsequently approved resulted in a pool of dollars available to be distributed to the executives and other employees. These amounts were then distributed based on the results of the Company as a whole, the regional performance for those executives in regional positions, and each individual's performance during the year, as well as other qualitative factors.

        As more fully discussed below, the 2009 scorecard used annual targets recommended by management and approved by the Compensation Committee for key performance measures that contributed to increases in the Company's net asset value. The following table summarizes the 2009 scorecard measures, weightings, and targets, along with corporate actual results. Following the table is a discussion and analysis of each measure:

Metric	Target	2009 Actual Result	Multiplier Factor (of target)	Weighting	Corporate Net Factor
Cash Flow ($ in millions)	$348.7	$466.6	2	30%	2.00
Investment Efficiency (capital value ratio)	0.90	0.66	0	35%	0.00
Corporate Growth
—Drill bit PD Reserve Addtns. (Bcfe)	78,108	30,146	0	21%	0.00
—Reserve Replacement %	125%	15%	0	14%	0.00

					0.60
Discretionary Factors	N/A
—Safety and Environmental					0.05
—Inventory Build					0.00
—Other					0.05

Final Multiplier Factor					0.70

        The STIP incorporates a minimum threshold and maximum result for each key performance measure. If the Company's performance does not meet the minimum threshold for a particular performance measure, no payment for that portion of the STIP will be provided. If the target performance measure is achieved, the target bonus times that performance measure's weighting will be multiplied by one and if the maximum performance measure is achieved, the target bonus times that performance measure's weighting will be multiplied by two.

        Cash Flow—The cash flow target represents the net cash flow initially estimated to be generated from the execution of the 2009 business plan. During the year this target was adjusted for acquisitions, divestitures, and approved changes in capital spending. The cash flow target approximates GAAP cash flow from operations without working capital adjustments. The original cash flow target for 2009 was $349.9 million but after adjustments $348.7 million became the final target. In 2009 the Company's cash flow exceeded the target due to a combination of higher than budgeted production volumes and lower than budgeted lease operating expenses, workover expenses, transportation expense, and cash general and administrative expenses. In addition, net realized commodity prices were slightly better than budgeted. As a result, the cash flow portion of the scorecard resulted in a 2x multiplier.

        Investment Efficiency—This metric is defined as total "value" created divided by capital dollars invested. The investment efficiency target was 0.90 and was based on the 2009 capital expenditures budget. The target value was the PV15 value (i.e., present value using a 15 percent discount rate) of the projected cash flows for the projects to be completed in 2009 based on budgeted commodity prices divided by the projected 2009 investment. The actual results reflect all capital investments for the Company in 2009 (i.e., drilling, acquisitions, and leasehold). The PV15 value of the projected cash flows was calculated using average strip commodity prices during 2009, adjusting for price differentials in the field. After reducing the value for year-end leasehold impairments, the actual project value ratio was reduced to 0.66 thus resulting in a negative 26 percent value add and a zero multiplier.

        Corporate Growth—This section of the scorecard is divided in two parts. The first part is the results for proved developed reserve additions during the year. The target amount represents total proved developed reserves budgeted for 2009 to be generated from drilling activities. The actual results reflect only the proved developed reserves added as reflected in the Company's year-end reserve report.

The Company exceeded its target for new developed reserves of 78,108 MMCFE by adding 83,034 MMCFE to our reserves; however, the impact of performance revisions resulted in a 52,888 MMCFE reduction. The second part of the corporate growth section of the scorecard is overall proved reserve replacement (which includes proved undeveloped reserves). This calculation, which excludes divestitures, includes all price and performance revisions. Due primarily to the significant price and performance revisions at the end of 2009, the Company fell well below the threshold for both metrics and, as a result, no bonus resulted for this metric.

        Discretionary Factors—In addition to quantitative metrics, the 2009 scorecard had two discretionary factors, each with the potential to adjust the total bonus up or down by 10 percent. The metrics for making the performance evaluations were established in advance, but the Compensation Committee retained discretion to make adjustments if the circumstances merited. A negative or positive result on these items would result in a 0.05 discount or premium to the bonus multiplier. Strongly negative or positive results would result in a 0.10 discount or premium. The first factor for 2009 was based on a review of environmental, health, and safety performance for the Company. Except for the ArkLaTex Region, each region and Corporate demonstrated improved results from an environmental, health, and safety perspective. This resulted in a 0.05 adjustment to the multiplier for each of these regions and the Corporate group. The ArkLaTex's results were neutral and no adjustment was made. The second factor related to inventory build (or decline), based on proved undeveloped reserves ("PUDs") changes. In each of the regions, other than the Rockies region and Gulf Coast region, changes to PUDs were down. This result was largely due to price and resulted in a neutral result and no adjustment. In the Rockies Region, PUDs increased by 16 BCFE and in the Gulf Coast region, PUDs were up 21.5 BCFE. This resulted in a positive result for each of these regions and a 0.05 adjustment. Finally, management recommended that the Compensation Committee consider and recognize the substantial work done by the Corporate groups and the Rockies region as it related to the accomplishment of major divestiture objectives for the year. Each of the Corporate group and the Rockies region received a 0.05 increase to the multiplier based upon the consideration of this "other" factor.

        Application of the Multiplier Factor—All full-time employees of the Company participate in the STIP, but the target bonus is different for various employees. Most employees have a "cash bonus at target" percentage of 12.5 percent or 25 percent. For employees at the vice president level and above, the target cash bonus ranges from 30 percent to 80 percent of base salary. The results of the scorecard can generate a factor from 0 to 2.0, which is multiplied by each participant's target bonus to determine actual bonuses. As shown in the table above, the 2009 results generated a final multiplier factor of 0.7 at the corporate level. The following table illustrates the calculation of STIP awards for each of the named executive officers:

								Actual STIP
	Current Salary	Target STIP (% Sal)	Corporate Multiplier	Regional Multiplier	Individual Adjustment	Overall Multiplier
Executive								(% Sal.)	$
Best	$513,000	80%	0.7			0.7		56%	$287,280
Ottoson	$345,000	70%	0.7			0.7		49%	$169,050
Pursell	$306,000	60%	0.7			0.7		42%	$128,520
Pharo	$239,200	50%	0.7			0.7		35%	$83,720
Veatch	$238,250	50%	0.7	0.6		0.64	*	32%	$76,240

*
The final multiplier for the Mid-Continent region is determined by weighting the regional performance at 60 percent and corporate performance at 40 percent.

        Regional Performance—The 2009 scorecard table above reflects the results for employees at the corporate level of the Company (including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and General Counsel). For employees at the Company's five regions, regional performance using cash flow and qualitative measures was also evaluated. (In prior years, regional performance using the investment efficiency and growth measures was also included. However, for 2009, investment efficiency and growth were measured solely at the corporate level, due primarily to the uncertainty of capital allocations across the regions at the time the scorecard was approved by the Compensation Committee). Regional performance was weighted 60 percent and corporate performance was weighted 40 percent for regional employees to determine their final multiplier factor. The following chart provides the final regional multiplier for the Company's five regions:

Mid Continent	0.64
ArkLaTex	0.28
Rockies	0.73
Gulf Coast	0.70
Permian	0.67

        Individual Performance—In addition, once the final calculations were completed and approved by the Compensation Committee, managers throughout the organization had discretion to increase or decrease individual bonus amounts to reflect individual performance during the year, working within the total allocated bonus amount for their respective group. Individual performance factors considered for executive officers included:

  •
  The executive's contributions to the development and execution of the Company's business plan and strategies;

  •
  The performance of the executive's department or region;

  •
  The executive's level of responsibility; and

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  The executive's leadership ability, demonstrated commitment to the organization, motivational skills, attitude, and work ethic.

Changes made to STIP design for 2010

        In late 2009, we reviewed the performance measures and weightings used to determine 2009 annual cash bonuses. As part of the review, we analyzed the performance metrics used in short-term incentive plans at St. Mary's peer companies and discussed which measures would be most appropriate for St. Mary in 2010. Based on the review, the Compensation Committee chose to revise some aspects of the STIP for 2010.

        The first change was to create a threshold level of cash flow that must be achieved for any STIP payment to be made to any executive officer. If the minimum level of cash flow is achieved, cash bonuses will be fully funded for executive officers. The Compensation Committee will then use other performance metrics to determine actual bonus payments to executive officers by reducing (but not increasing) the amounts funded through the achievement of the cash flow goal. Using this construct, bonus payments to our executive officers under the STIP are intended to be "performance-based" as defined under Section 162(m) of the IRC, and therefore fully deductible for federal income tax purposes.

        The second change was to adjust the performance metrics used to determine actual STIP payments to more closely align the STIP to St. Mary's 2010 business plan. The 2010 STIP will measure performance in the following five subjective areas (many of which were components of the "scorecard" used in 2009):

  •
  Production volume

  •
  Proved developed reserves

  •
  Finding and development costs

  •
  Cash flow

  •
  Net income

        Additionally, the Compensation Committee will assess performance in the following qualitative areas:

  •
  Environmental, health, and safety goals

  •
  Exploration objectives

        The five subjective performance measures, initially weighted equally, will each have threshold, target, and maximum goals against which year-end actual results will be evaluated. At the end of the year, the Compensation Committee will assess the Company's actual performance results against the quantitative and qualitative objectives, as well as key events and transactions/initiatives completed during the year, giving due regard to relevant economic and industry conditions. The Compensation Committee will also review individual performance achievements in exercising its discretion and judgment in determining actual bonuses to the executive officers.

        The primary difference between the scorecard used in 2009 and the proposed performance measures to be used in 2010 is that the 2009 scorecard was more "formulaic" and provided less ability for the Compensation Committee to evaluate qualitative factors and exercise some discretion in determining earned bonus amounts. As part of the third change to the STIP framework, the Compensation Committee can determine earned amounts not only by the extent to which management achieves the performance goals but also by how management achieves the goals. Because quantitative goals must be determined at the beginning of the year, use of Compensation Committee judgment and discretion protects the plan from having an illogical outcome if circumstances change during the year such that the formulaic goals overwhelm "common sense."

        The fourth change was to revise the target bonuses as percentages of base salary for the Company's officers, including the named executive officers, and the range of earnings opportunity to better approximate those used by St. Mary's peers. Specifically, target STIP payouts for 2010 will be as follows:

	2009 Target Bonus Level, % of base salary	2010 Target Bonus Level, % of base salary
Chief Executive Officer & President	80%	100%
Executive Vice President & Chief Operating Officer	70%	90%
Executive Vice President & Chief Financial Officer	60%	80%
Senior Vice President and Regional Manager	50%	70%
Senior Vice President and General Counsel	50%	70%
Vice President—Regional Manager	40%	50%
Vice President—Business Development and Land	40%	50%
Vice President—Engineering and Evaluation	30%	40%
Vice President—Marketing	30%	40%
Vice President—Human Resources	30%	40%
Vice President—Geosciences and Exploration	30%	40%

Long-Term Incentive Plan

        The LTIP, which began in 2008, is an equity program that utilizes performance share awards or PSAs and restricted stock units or RSUs to reward executive officers and key employees of the Company for long-term growth in the net asset value of the Company, as reflected in St. Mary's absolute and relative cumulative total shareholder return ("TSR"). St. Mary employees at the senior professional level and above are eligible to participate in the LTIP.

        Under the 2009-2012 LTIP, participants were each awarded a target number of share awards on August 1, 2009, for the performance measurement period beginning July 1, 2009, and ending June 30, 2012. Seventy-five percent of the share awards were granted as PSAs, and 25 percent were granted as RSUs under the stockholder-approved Equity Plan. The actual number of PSAs earned at the end of the three-year performance period can range from 0 percent to 200 percent of the target number of PSAs, depending on St. Mary's absolute and relative TSR. RSUs vest based on continued service over the three-year period. TSR is measured on a compound annualized basis, and relative TSR is compared to the TSR of an equal weighted index of peer companies (the "TSR Peer Group"). The TSR peer group was constructed using the constituents of the Oil & Gas Exploration and Production GIC Sub-Industry Group in the S&P SmallCap 600 and S&P MidCap 400 Indices, excluding St. Mary. For the 2009-2012 performance period, the index constituents of the TSR Peer Group include: Petroquest Energy Inc., Petroleum Development Corporation, Encore Acquisition Company, Cimarex Energy Company, Forest Oil Corporation, Penn Virginia Corporation, Plains Exploration & Production Company, Mariner Energy Inc., Quicksilver Resources Inc., Swift Energy Company, Stone Energy Corporation, Newfield Exploration Company, and Denbury Resources Incorporated. On March 10, 2010, Encore Acquisition Company was acquired by Denbury Resources Incorporated and is no longer included in the TRS Peer Group. This TSR Peer Group is a custom index developed for St. Mary by Standard & Poor's Financial Services LLC.

        The performance matrix for the 2009-2012 performance period is shown below:

2009 PAYOUT MATRIX

Simple Matrix—Add result in Column A and Column B

TOTAL CANNOT BE GREATER THAN 2.0 OR LESS THAN ZERO

Column A	Column B

Absolute St. Mary TSR		St. Mary TSR vs Peer Index
Ann. TSR	EARNED MULTIPLIER	% Point Deviation From Peers	MULTIPLIER MODIFIER
0%	—	-10%	(0.80)
1%	0.050	-8%	(0.60)
2%	0.100	-6%	(0.40)
3%	0.150	-4%	(0.20)
4%	0.200	-2%	—
5%	0.275	0% (Index TSR)	0.20
6%	0.350	+2%	0.40
7%	0.425	+4%	0.60
8%	0.500	+6%	0.80
9%	0.575	+8%	1.00
10%	0.650
11%	0.725
12%	0.800
13%	0.875
14%	0.950
15%	1.025
16%	1.100
17%	1.200
18%	1.300
19%	1.400
20%	1.500
21%	1.600
22%	1.700
23%	1.800
24%	1.900
25%	2.000

        As an example, if an executive officer had a target number of share units of 16,000, 4,000 would be RSUs and 12,000 would be target PSAs. At the end of three years, if St. Mary's TSR increased 15 percent compounded annually but underperformed against the peer index by four percentage points, the result would be a total multiplier of 0.825 (1.025-0.20). The multiplier would then be applied to the 12,000 PSAs previously granted, resulting in the issuance of 9,900 shares to the executive officer at the end of the three year period in settlement of the PSAs, plus 4,000 shares issued in settlement of the RSUs, provided that the executive was still employed by the Company.

        The total number of PSAs and RSUs awarded and individual allocations to participants were approved by the Compensation Committee on July 23, 2009. A total of 966,837 PSAs were granted to 307 employees on August 1, 2009. In its determination of the total pool value for 2009, the Compensation Committee considered various factors including historical fair value transfer or "FVT" (percentage of market capitalization transferred to employees annually in the form of stock based awards and other forms of ownership in the Company) of St. Mary's long term incentive compensation system compared to peer companies, input from F. W. Cook on expected trends in FVT for 2009, and shares available in the Equity Plan. The 2009 PSAs and RSUs have a three year vesting schedule with 1/7th vesting the first year, 2/7th the second year, and the remaining 4/7th the third year.

Why We Implemented the LTIP

        Prior to 2008, St. Mary used the NPP, described in more detail below, together with an RSU program as the Company's long-term incentive program for its executives and key employees. The NPP, which was the primary long-term incentive compensation program, was a cash-based compensation plan. Historically the NPP had appropriately incentivized and rewarded employees at St. Mary. However, over time the somewhat unique nature of the plan, the complexity of the program, and the delay and uncertainty in any realization of value made the NPP less attractive than more conventional long term incentive plans to newly recruited and highly marketable executives. Furthermore, PSA and RSU programs are more common among St. Mary's peers. Management and the Compensation Committee believe that the LTIP is more transparent, more marketable, and more widely understood than the NPP.

Changes to 2009-2012 LTIP design from 2008-2011 LTIP design

        Three changes from the 2008-2011 design were made to the design of our 2009-2012 LTIP:

        First, in 2008, 100 percent of the awards were granted as PSAs. At the time the 2008 PSAs were granted, St. Mary's stock price had been trading near all-time highs, due in large part to record high commodity prices. By the end of 2008, commodity prices had fallen sharply, as had our stock price. Based on St. Mary's performance after the first year of the 2008-2011 performance cycle, it appeared unlikely that any shares would be earned under the 2008-2011 LTIP, eliminating the retention element in the grant. To provide a stronger retention component to the LTIP in our highly competitive industry, the Compensation Committee decided to provide 25 percent of the equity awards in the form of time-vesting RSUs for the 2009-2012 LTIP.

        Second, the Compensation Committee reduced the aggregate grant date fair value in determining the 2009-2012 target award opportunities, and as part of that process the Compensation Committee considered the share constraints of the Equity Plan, the significant decline in our share price due primarily to commodity price levels, and the Compensation Committee's desire to provide competitive levels of long-term incentive compensation. The Compensation Committee decided to reduce the aggregate grant date fair value by approximately 50 percent of the decline in our share price from 2008 to 2009. Also, the payout matrix for the 2009-2012 LTIP was changed from the payout matrix used for the 2008-2011 LTIP to be more weighted toward higher TSR. As a result, the 2009-2012 LTIP target awards have a lower aggregate grant date fair value but a higher number of target shares than the 2008-2011 LTIP target awards.

        Finally, more challenging performance goals were set for the PSA component. The payout matrix for the PSA component of the 2009-2012 LTIP was changed from the payout matrix used for the 2008-2011 LTIP to be more weighted toward higher TSR.

Net Profits Interest Bonus Plan (NPP)

        Prior to 2008, the long-term incentive components of our overall executive compensation program consisted of the NPP and annual grants of RSUs. The NPP was designed to reward the contributions made by executive officers and key employees to the Company's long term financial success. Under the NPP, participants shared in the net profits derived from all oil and gas activity from a specific pool of properties.

        Once vested, the participant receives the distributable proceeds regardless of employment status with the Company. Due to the complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout status was reached, which made the NPP less attractive to newly recruited and highly marketable employees, the use of the NPP was discontinued in 2007 on a prospective basis with respect to the establishment of new pools, and the 2007 pool was the last pool under the NPP. However, material payments will continue to be made under the NPP for pool years prior to 2008 for as long as the year's pool remains in payout status.

        Certain executives participate in NPP pools that contribute significantly to their yearly realized compensation; however, not all executives participate in NPP pools, and certain executives that do participate have not received compensation because the NPP pools in which they participate have not reached payout status. The following are the named executive officers that participate in NPP pools, and the amounts they received in 2009.

Pharo	$602,943
Veatch	$192,221

Retirement Programs—Pension and 401(k) Plans

        Our executives participate in the Company's qualified, non-contributory defined benefit pension plan and a 401(k) plan on the same basis as all of our employees. A supplemental executive retirement plan (the "SERP") provides additional benefits to certain executive level employees in order to provide for benefits in excess of IRC limits on the qualified plan. The SERP is an unfunded non-qualified plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal towards providing sufficiency of retirement replacement income.

        The qualified plan provides a benefit after 25 years of service equal to 35 percent of final average compensation, subject to IRC limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of base salaries, excluding bonuses.

        The Company's 401(k) Profit Sharing Plan is a defined contribution plan subject to the Employee Retirement Income Security Act of 1974. The 401(k) Plan allows eligible employees to contribute up to 60 percent of their income on a pretax basis through contributions to the 401(k) Plan. Contributions are limited to amounts determined by IRC regulations. The Company matches each employee's contributions up to six percent of the employee's pretax income. Company contributions vest over an employee's first five years of employment.

Benefits & Perquisites

        The executive officers of the Company are eligible to participate in St. Mary's various medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the well being and overall health of executives and employees.

        Our executives are provided with group term life insurance of $50,000 as well as supplemental life insurance up to $450,000 for a maximum of $500,000. Additionally, executive officers are provided disability insurance through a combination of our group disability plans and individual supplemental disability to provide appropriate benefits beyond the group disability salary replacement cap.

Employee Stock Purchase Plan ("ESPP")

        The purpose of the ESPP is to encourage eligible employees to purchase and hold shares of our common stock. The plan cycle consists of two periods annually, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15 percent of their base compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to IRC restrictions. Shares purchased under the ESPP prior to January 1, 2010 are subject to a holding period of 18 months from the date the shares are purchased at the end of the applicable six-month period. In September 2009, the Board amended the ESPP to reduce the holding period to six months, effective for all offerings beginning on or after January 1, 2010. In December 2009, the Board amended the ESPP to limit the number of shares that an employee could purchase in a six-month period to 2,500.

Other Executive Compensation Matters

Employment Agreements

        Mr. Best is the only executive that has a written employment agreement. Mr. Best's employment agreement became effective May 1, 2006, and continues in effect unless either party gives 30-days prior written notice.

        Pursuant to the employment agreement, Mr. Best received upon the commencement of his employment in June 2006 an award of 20,000 shares, which vested immediately, a $50,000 cash bonus, and the opportunity to earn an additional 20,000 RSUs over the next four years. Of the additional 20,000 RSUs, 5,000 RSUs vest in four equal annual installments beginning the first quarter of 2007, subject to continued employment; 10,000 RSUs vest in four equal annual installments if net asset value growth exceeds 10 percent, and 5,000 RSUs vest in four equal annual installments if net asset value growth exceeds 15 percent. Mr. Best earned 1,250 shares in each of March 2007, February 2008, February 2009, and February 2010 associated with the service component of the award. Under the performance element of the RSUs, Mr. Best earned 2,500 shares based on the results for 2007, but he did not earn any shares based on the results for 2006, 2008, and 2009, as the net asset value growth of the Company did not exceed 10 percent.

        The Company's employment agreement with Mr. Best also provides severance benefits under certain termination scenarios. See "Employment Agreements and Termination of Employment." The energy industry's history of executive employment terminations during cyclical downturns or strategic shifts in the industry or by particular companies have contributed to a widespread heightened concern for long-term job stability by many executives in our industry. In response to this concern, arrangements that provide compensation assurances in the event of an executive's termination without cause, death, or incapacity have become common practice, especially when recruiting executives from outside the Company. The post-termination payment provisions in the Company's employment agreement for Mr. Best were an important factor in our ability to recruit Mr. Best to join the Company as President and Chief Operating Officer in 2006. We believe that the two year period for post-employment compensation and insurance protection is appropriate to allow Mr. Best adequate time to obtain comparable employment in the event of a termination, and is comparable to the terms offered by other companies in our industry who compete with us for executive talent.

        The employment of all other executives remains "at will" subject to and in accordance with the terms and conditions of written offers.

Change of Control Severance Benefits

        Change of control severance protection is provided to executives at the level of Vice President and above through change of control severance agreements. These agreements have a "double trigger" mechanism whereby they require first that a qualifying change of control event has occurred and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change of control), each as defined in the agreements. The term "good reason" incorporates the concept of a change in the employee's status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or any time thereafter. The term "good reason" also contemplates a reduction in the employee's salary and benefits over this same time frame, or the requirement of an employee to relocate the base of employment outside a 25 mile radius from the employee's current location. Severance payments equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change of control, provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year after termination. In the event the executive is subject to excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executives. No excise tax "gross-up" payments are provided.

        A change of control is defined to include (i) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of the Company or (ii) a change in more than 50 percent of the composition of the Board of Directors of the Company other than as a result of the election of new members of the Board of Directors by a vote of the incumbent members of the Board of Directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the Board of Directors.

        Particularly in view of the propensity of mergers, acquisitions, and consolidations in our industry, the Company believes that the change of control severance agreements promote stability and continuity among the named executive officers, allowing them to remain neutral in the face of a transaction that would benefit stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the officer as well as a retention incentive benefiting the Company and its stockholders without creating an unreasonable impediment to a potential acquirer of the Company. The maximum two and one-half year post change of control severance payment period, and the minimum one year severance payment and insurance coverage period under the Company's agreements for its named executive officers, are comparable to payment levels and periods offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance protection during a reasonable period of time to allow the executive to obtain comparable employment.

New Hire/Sign-On Bonuses

        The hiring of employees, particularly the hiring of executives, is highly competitive. In order to attract and retain skilled employees, St. Mary may provide sign-on incentives. We believe that this tool is important to the building and retention of a strong qualified workforce.

        No sign on bonuses were awarded for executives in 2009.

Stock Ownership Guidelines

        To further align senior management's interests with the interests of stockholders with respect to long term growth of stockholder value, the Compensation Committee has established and the Board has approved equity ownership guidelines for executives as follows:

Chief Executive Officer	5 times base salary
Chief Operating Officer & Chief Financial Officer	3 times base salary
Vice Presidents	1 times base salary

        Equity holdings may include the value of vested and unvested RSUs for purposes of these calculations. Until an executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, an executive may not sell equity, unless approved by the Compensation Committee for the Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer and by the Chief Executive Officer for all other executive officers.

Timing of Equity Grants

        Grants under the LTIP are made on August 1 of each year. The Compensation Committee approves these grants at a meeting in July of each year. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates for newly hired executives for equity or other benefits lost upon termination of their previous employment or to induce them to join St. Mary.

Trading Policy

        Effective December 11, 2009, the Board approved an amendment to the Company's Securities Trading Policy to clarify the Company's policy regarding margin accounts and pledges of St. Mary stock. The amended policy permits officers to hold St. Mary stock in margin accounts or pledge St. Mary stock, but only if they demonstrate that the stock is not at financial risk of foreclosure. All such transactions must also be approved by the Company's legal department.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement to be filed with the SEC.

Barbara M. Baumann, Chairman Julio M. Quintana William D. Sullivan
March 31, 2010

Executive Compensation Tables

Summary Compensation Table for 2007, 2008, and 2009

        The Summary Compensation table sets forth the annual and long term compensation received during each of the Company's last three years by (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) the three other highest compensated executive officers of the Company that were employed as of December 31, 2009, the named executive officers.

        In addition to salaries, the table reflects RSUs granted for the 2007 annual period, the January 1, 2008, to June 30, 2008, period, and the July 1, 2008, to June 30, 2009, period to executive management and selected other personnel. The table also reflects PSAs granted to executive management and other selected personnel on July 1, 2008, and July 1, 2009. In the Non-Equity Incentive Plan Compensation column, the table provides for payments made to certain individuals who participate in the Company's discontinued NPP. Eligible employees participate in the Company's STIP and LTIP as described more fully in the "Compensation Discussion and Analysis"

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Anthony J. Best	2009	$513,000	$287,280	$2,286,268	$—	$—	$100,606	$34,416	$3,221,570
Chief Executive Officer and	2008	$473,173	$190,800	$1,888,110	$—	$—	$49,879	$16,303	$2,618,265
President (principal executive	2007	$417,483	$41,748	$62,225	$—	$—	$67,094	$18,215	$606,765
officer)
A. Wade Pursell(6)	2009	$306,000	$153,520	$1,241,117	$—	$—	$14,395	$32,165	$1,747,197
Executive Vice President and	2008	$92,308	$56,100	$600,005	$—	$—	$—	$38,060	$786,473
Chief Financial Officer
(principal financial officer)
Javan D. Ottoson	2009	$345,000	$169,050	$1,469,744	$—	$—	$29,041	$41,045	$2,053,880
Executive Vice President and
Chief Operating Officer
Milam Randolph Pharo	2009	$239,200	$83,720	$473,584	$—	$602,943	$72,703	$43,286	$1,515,436
Senior Vice President and	2008	$219,331	$61,000	$399,859	$—	$1,501,768	$31,912	$12,819	$2,226,689
General Counsel	2007	$190,772	$23,000	$26,071	$—	$1,024,444	$28,049	$13,782	$1,306,118
Paul M. Veatch	2009	$238,250	$76,240	$718,541	$—	$192,221	$22,653	$44,110	$1,292,015
Senior Vice President and	2008	$229,115	$123,722	$625,488	$—	$445,108	$9,465	$14,481	$1,447,379
Regional Manager

(1)
The amounts in the column represent the bonuses paid in 2010, 2009, and 2008 but earned during 2009, 2008, and 2007 performance periods, respectively. Mr. Pursell received a $25,000 retention bonus in 2008 and 2009.

(2)
The amounts in this column represent the aggregate grant date fair values of PSA and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in the Company's 2009 Annual Report on Form 10-K. Amounts for 2007 and 2008 have been restated from amounts shown in prior proxy statements to reflect the aggregate grant date fair values, as required by new SEC rules effective February 28, 2010. PSA awards are subject to market-based performance conditions relating to the Company's total shareholder return and relative shareholder return compared to a peer company index over a three-year performance period. The grant date fair values of PSA awards reflected in this column are based on the estimate as of the grant date of the probable outcome of these performance conditions, and those grant date fair values for Best, Ottoson, Pursell, Pharo, and Veatch respectively are $1,868,543, $1,201,206, $1,014,352, $387,055, and $587,256. Assuming that the highest level of performance conditions will be achieved, the grant date fair values of those awards as computed in accordance with FASB ASC Topic 718 for Best, Ottoson, Pursell, Pharo, and Veatch respectively are $2,506,350, $1,611,225, $1,360,590, $519,173, and $787,710.

(3)
Totals consist of amounts paid and accrued under the NPP.

(4)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each of the named executive officer's combined benefits under St. Mary's qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in the Company's financial statements. No named executive officer received preferential or above market earnings on deferred compensation.

(5)
Amounts consist of the company's contribution to the 401(k) Profit Sharing Plan, holiday bonus, group term life premiums, supplemental life insurance premiums, supplemental disability insurance premiums, and any accrued vacation time due the employee at the time of termination.

(6)
Mr. Pursell joined the Company on September 8, 2008.

        The following table lists the number of RSUs held by each individual and the market value of the total holdings of the RSUs for the named executive officers as of the end of fiscal year 2009. The value shown is based on the closing market price of $34.24 on December 31, 2009, as reported by the NYSE.

Named Executive Officer	Number of Unvested Restricted Stock Units Issued	Market Value as of 12/31/09
Anthony J. Best	25,370	$868,669
A. Wade Pursell	17,248	$590,572
Javan D. Ottoson	16,164	$553,455
Milam Randolph Pharo	5,553	$190,135
Paul M. Veatch	11,375	$389,480

Grants of Plan-Based Awards in 2009

								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)(2)
Anthony J. Best	8/1/09	$—	$—	$—	—	—	—	17,500	—	—	$417,725
	8/1/09	$—	$—	$—	—	52,500	105,000	—	—	—	$1,868,543
A. Wade Pursell	8/1/09	$—	$—	$—	—	—	—	9,500	—	—	$226,765
	8/1/09					28,500	57,000				$1,014,352
Javan D. Ottoson	8/1/09	$—	$—	$—	—	—	—	11,250	—	—	$268,538
	8/1/09					33,750	67,500				$1,201,206
Milam Randolph Pharo	8/1/09	$—	$—	$—	—	—	—	3,625	—	—	$86,529
	8/1/09	$—	$—	$—	—	10,875	21,750	—	—	—	$387,055
Paul M. Veatch	8/1/09	$—	$—	$—	—	—	—	5,500	—	—	$131,285
	8/1/09	$—	$—	$—	—	16,500	33,000	—	—	—	$587,256

(1)
This amount represents RSUs granted under the Company's Equity Plan. The RSUs are granted with a holding period and vest 1/7th on August 1, 2010, 2/7ths on August 1, 2011, and 4/7ths on August 1, 2012. The RSUs are subject to forfeiture to the Company on termination of employment prior to vesting. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.

(2)
This amount represents PSAs granted under the Company's Equity Plan. PSAs represent the right to receive, upon settlement of the PSAs after the completion of a three-year performance period ending June 30, 2012, a number of shares of the Company's common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which the Company's performance criteria have been achieved and the extent to which the PSAs have vested. The performance criteria for the PSAs are based on a combination of the Company's TSR for the performance periods and the relative measure of the Company's TSR compared with the cumulative TSR of an index comprised of certain peer companies for the performance period. The PSAs will vest 1/7th on August 1, 2010, 2/7ths on August 1, 2011, and 4/7ths on August 1, 2012.

        The following table displays outstanding equity awards for named executive officers as of December 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

						Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Option Awards								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Anthony J. Best	—	—	—	$—	—	432	(2)	$14,792	—		$—
	—	—	—	$—	—	2,262	(1)	$77,451	—		$—
	—	—	—	$—	—	5,176	(3)	$177,226	—		$—
	—	—	—	$—	—	—		$—	—		$—
									23,359	(8)	$799,812
	—	—	—	$—	—	17,500	(9)	$599,200	—		$—
	—	—	—	$—	—	—		$—	52,500	(9)	$1,797,600
	—	—	—	$—	—	—		$—	1,250	(4)	$42,800
	—	—	—	$—	—	—		$—	3,750	(5)	$128,400
A. Wade Pursell	—	—	—	$—	—	7,748	(6)	$265,292	—		$—
	—	—	—	$—	—	9,500	(9)	$325,280	—		$—
						—		$—	28,500	(9)	$975,840
Javan D. Ottoson	—	—	—	$—	—	24	(2)	$822	—		$—
	—	—	—	$—	—	2,168	(1)	$74,232	—		$—
	—	—	—	$—	—	2,722	(3)	$93,201	—		$—
	—	—	—	$—	—	—		$—	12,820	(8)	$438,957
	—	—	—	$—	—	11,250	(9)	$385,200	—		$—
	—	—	—	$—	—	—		$—	33,750	(9)	$1,155,600
Milam Randolph Pharo	—	—	—	$—	—	181	(2)	$6,197	—		$—
	—	—	—	$—	—	622	(1)	$21,297	—		$—
	—	—	—	$—	—	1,125	(3)	$38,520	—		$—
	—	—	—	$—	—	—		$—	5,079	(8)	$173,905
	—	—	—	$—	—	3,625	(9)	$124,120	—		$—
	—	—	—	$—	—	—		$—	10,875	(9)	$372,360
Paul M. Veatch	3,380	—	—	$13.65	06/30/13	—		$—	—		$—
	522	—	—	$13.39	10/22/13	292	(2)	$9,998	—		$—
	3,308	—	—	$14.25	12/31/13	1,500	(7)	$51,360	—		$—
	2,786	—	—	$12.66	09/30/13	2,874	(1)	$98,406	—		$—
	—	—	—	$—	—	1,209	(3)	$41,396	—		$—
	—	—	—	$—	—	—		$—	6,546	(8)	$224,135
	—	—	—	$—	—	5,500	(9)	$188,320	—		$—
	—	—	—	$—	—	—		$—	16,500	(9)	$564,960

(1)
These RSUs vest in four equal installments on the following dates: February 28, 2008, 2009, 2010, and 2011.

(2)
These RSUs vest in four equal installments on the following dates: February 28, 2007, 2008, 2009, and 2010.

(3)
These RSUs vest in three equal installments on the following dates: December 15, 2008, December 15, 2009, and December 15, 2010.

(4)
Mr. Best earned 1,250 shares in each of the first quarters of 2007, 2008, and 2009.

(5)
Mr. Best may earn an additional 2,500 to 3,750 shares with each of the share grants referenced in footnote 4 if certain net asset value growth percentages are met.

(6)
These RSUs vest in two equal installments on the following dates: December 15, 2009, and December 15, 2010.

(7)
These RSUs vest in three installments on the following dates: 600 shares on January 1, 2008, 900 shares on January 1, 2009, and 1,500 shares on January 1, 2010.

(8)
These PSAs vest 1/7th on August 1, 2009, 2/7ths on August 1, 2010, and 4/7ths on August 1, 2011.

(9)
These RSUs and PSAs vest 1/7th on August 1, 2010, 2/7ths on August 1, 2011, and 4/7ths on August 1, 2012.

Nonqualified Deferred Compensation

        Although the NPP may be considered a non-qualified deferred compensation plan since amounts are paid under the NPP from the net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the Company does not maintain a non-qualified deferred compensation plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the Compensation Discussion and Analysis, and NPP compensation amounts for the named executive officers are reflected in the Summary Compensation Table.

2009 Option Exercises and Stock Vested

        Stock options exercised by the named executive officers during 2009 and the values realized upon such option exercises are set forth in the following table. All such stock options were granted pursuant to the Company's stock option plans described in this proxy statement. In May 2003, the Board of Directors amended the stock option plans to prohibit any repricing of outstanding options that would reduce the exercise price without stockholder approval. In 2004, the issuance of stock options was replaced by the issuance of RSUs under a performance based plan, and the number of RSUs held by the named executive officers that vested during 2009 and the computed aggregate value realized upon such vesting are also set forth in the following table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Anthony J. Best	—	$—	11,327	$221,237
A. Wade Pursell	—	$—	7,748	$273,969
Javan D. Ottoson	—	$—	5,662	$111,297
Milam Randolph Pharo	—	$—	3,654	$64,265
Paul M. Veatch	—	$—	5,891	$99,700

(1)
Represents the number of shares underlying RSUs that became vested during 2009. Each RSU represents a right for one share of the Company's common stock to be issued and delivered upon settlement of the RSU pursuant to the terms of the award agreement.

(2)
The value realized on vesting of the RSUs is computed by multiplying the number of RSUs that vested on the vesting date by the per share closing market price of the underlying shares on the vesting date, or, if the vesting date was not a normal market trading date, then on the last normal market trading date which preceded the vesting date. The per share closing market prices utilized for this computation were $13.58 on the vesting date of February 28, 2009, for the 2007 and 2008 RSU awards; and $35.36 on December 15, 2009, for the June 30, 2008, RSU awards.

Retirement Plans

Pension Benefits

        The Company's Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all employees. In addition, the Company sponsors a supplemental pension plan, or "SERP", to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2009 limit was $245,000 in annual base salary income for certain executive officers with senior management hierarchy title of at least Vice President).

        The qualified plan provides a benefit after 25 years of service equal to 35 percent of final average compensation, subject to IRC limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of the base salaries (excluding bonus) shown in the Summary Compensation Table.

        The following table represents the value of the named executive officers' pension benefits as of December 31, 2009.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Anthony J. Best	Qualified Pension Plan	4	$108,506	$—
	Non-Qualified SERP Pension Plan	4	$109,073	$—
A. Wade Pursell	Qualified Pension Plan	1	$11,525	$—
	Non-Qualified SERP Pension Plan	1	$2,870	$—
Javan D. Ottoson	Qualified Pension Plan	3	$48,747	$—
	Non-Qualified SERP Pension Plan	3	$16,629	$—
Milam Randolph Pharo(1)	Qualified Pension Plan	14	$297,460	$—
	Non-Qualified SERP Pension Plan	14	$—	$—
Paul M. Veatch	Qualified Pension Plan	9	$75,131	$—
	Non-Qualified SERP Pension Plan	9	$—	$—

(1)
Mr. Pharo is eligible for early retirement under the Qualified Pension Plan but he is not yet eligible for early retirement with respect to the Non-Qualified SERP Pension Plan or for continued vesting of RSUs and PSAs. Mr. Pharo became eligible for the Qualified Pension Plan early retirement on the first day of the month that he reached the age of 55 and completed ten years of credited service. Mr. Pharo's annual early retirement benefit under the Qualified Pension Plan would equal 35 percent of his final compensation multiplied by a fraction, the numerator of which is his years of credited service and the denominator of which is 25.

Equity Compensation Plans

        Under the Equity Plan and ESPP, options and shares of St. Mary common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of the Board of Directors. Our stockholders have approved each of these plans.

        The following table is a summary of the shares of common stock authorized for issuance under our existing equity compensation plans as of December 31, 2009.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Plan
Stock options and incentive stock options(1)	1,274,920	$13.31	—
Restricted stock(1)	408,356	—	—
Performance share awards(1)(3)	1,145,871	$32.52	1,771,009

Total for Equity Plan	2,829,147	$22.40	1,771,009

Employee Stock Purchase Plan(2)	—	—	1,468,275
Equity compensation plans not approved by security holders	—	—	—

Total for all plans	2,829,147	$22.40	3,239,284

(1)
In May 2006 the stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, and stock-based awards to key employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary. The Equity Plan serves as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively referred to as the "Predecessor Plans"). All grants of equity are now made out of the Equity Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the Equity Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances. Our Board of Directors approved amendments to the Equity Plan on March 26, 2008, and the amended plan was approved by stockholders at our annual stockholders' meeting May 21, 2008. Our Board of Directors approved additional amendments to the Equity Plan on March 26, 2009, and the amendments were approved by stockholders at our annual stockholders' meeting on May 20, 2009. Awards granted in 2009, 2008, and 2007 under the Equity Plan were 1,016,931; 932,767; and 135,138, respectively.

(2)
Under the ESPP, eligible employees may purchase shares of our common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock on the first or last day of the six month offering period, and shares issued under the ESPP through December 31, 2009, are restricted for a period of 18 months from the date issued. Effective January 1, 2010, shares issued under the ESPP will be restricted for a period six months from the date issued. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code. Shares issued under the ESPP totaled 86,308, 45,228, and 29,534 in 2009, 2008, and 2007, respectively.

(3)
The PSAs represent the right to receive, upon settlement of the PSAs after the completion of a three-year performance measurement period, a number of shares of our common stock that may be from zero to two times the number of PSAs granted, depending on the extent to which the underlying performance criteria have been achieved and the extent to which the PSAs have vested. The performance criteria for the PSAs are based on a combination of our TSR for the performance period and the relative measure of our TSR compared with the TSR a 48 index comprised of certain peer companies for the performance period. The current outstanding PSAs were granted on August 1, 2009, and 2008, and utilize a three-year performance measurement period which began on July 1, 2009, and 2008, respectively. On July 1, 2009, the market value per share of our common stock was $21.15, and on the date of grant the market value per share of our common stock was $23.87. On July 1, 2008, the market value per share of our common stock was $62.51, and on the date of grant the market value per share of our common stock was $43.11. The PSAs do not have an exercise price associated with them, but rather the $32.52 price shown in the above table represents the weighted-average per share fair value as of December 31, 2009, calculated pursuant to ASC Topic 718, which is presented in order to provide additional information regarding the potential dilutive effect of the PSAs as of December 31, 2009, in view of the share price level at the beginning of the performance period which will be utilized to compute the TSR measurements for determination of the number of shares to be issued upon settlement of the PSAs after completion of the three-year performance measurement period.

Employment Agreements and Termination of Employment

        St. Mary and Mr. Best entered into an employment agreement dated May 1, 2006. When his employment commenced, Mr. Best received an RSU award of 20,000 shares, which vested immediately and was not subject to forfeiture, and a $50,000 cash bonus. Over the first four years of the agreement, Mr. Best was able to earn additional restricted shares in varying amounts, earning in the first quarter of each year 1,250 shares if he was employed by St. Mary at that time, and an additional 2,500 shares if the net asset value growth from the prior year exceeded ten percent, with a further 1,250 shares if such growth exceeded fifteen percent. Since he remained employed by the Company for the four year term of the equity compensation component of the employment agreement and if he had met or exceeded all targets in this compensation arrangement, the Company would have awarded Mr. Best with a maximum of 20,000 restricted shares. Mr. Best earned 1,250 shares in March 2007, February 2008, and February 2009, associated with the service component of his award. Mr. Best earned 2,500 shares under the performance element of his employment agreement based on the results for 2007; however, he did not earn the performance based component of his employment agreement based on the results for 2009, 2008, or 2006. Mr. Best participates in the fringe benefits and other benefit plans and practices of St. Mary in the same manner and to the same comparable extent as other senior executives of St. Mary.

        The Company's employment agreement with Mr. Best provides that in the event that Mr. Best's employment is terminated by the Company for any reason other than (i) the death or incapacitation of Mr. Best or (ii) the performance of his duties for the Company with gross negligence, gross incompetence, fraud, or dishonesty, as determined by the Board of Directors, the Company must continue the salary of Mr. Best at its rate at the time of such termination for a period of two years thereafter, together with a continuation for two years of the insurance benefits in effect for him at the time of such termination.

        Based on Mr. Best's current annual salary and level of insurance benefits in effect as of December 31, 2009, the total amount of payments that would be made to Mr. Best for a period of two years after such termination would be $1,026,000, and the estimated value of insurance benefits to be continued over such period would be approximately $62,534.

        The Company's employment agreement with Mr. Best also provides that in the event that Mr. Best's employment is terminated under circumstances such that the terms of the Company's change of control executive severance agreement for Mr. Best would apply, and to the extent that severance pay or benefits, each considered separately, to be received by Mr. Best pursuant to the terms of the change of control executive severance agreement would exceed the severance pay or benefits, each considered separately, pursuant to the terms of Mr. Best's employment agreement, Mr. Best shall receive such excess severance pay or benefits under the change of control executive severance agreement pursuant to the terms thereof. The Company's change of control executive severance agreements are discussed below. Mr. Best's employment agreement provides for a severance payment of a minimum of two years' salary together with a continuation for two years of the insurance benefits in effect for him in the event of such termination.

Change of Control Arrangements

        St. Mary has established a change of control executive severance policy and entered into change of control severance agreements whereby certain officers of St. Mary, including the named executive officers in the Summary Compensation Table, are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change of control), each as defined in the change of control severance agreements. The severance payments equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change of control, provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        Based on the respective annual base salaries and benefit levels of the named executive officers as of December 31, 2009, under the change of control executive severance agreements, the total maximum severance payments for two and one-half years, the total minimum severance payments for one year, and the estimated value of continued benefits for one year after severance for each of the named executive officers who were employed by the Company as of December 31, 2009, would be as follows:

Name	Maximum Severance Payments	Minimum Severance Payments	Estimated Value of Benefits for One Year(1)
Anthony J. Best(2)	$1,282,500	$1,026,000	$31,267
A. Wade Pursell	$765,000	$306,000	$24,525
Javan D. Ottoson	$862,500	$345,000	$22,844
Milam Randolph Pharo	$598,000	$239,200	$22,439
Paul M. Veatch	$595,625	$238,250	$27,819

(1)
The change of control executive severance agreements provide that the benefits shall be limited to the extent that the executive obtains any such benefits pursuant to a subsequent employer's benefit plans.

(2)
The employment agreement between the Company and Mr. Best provides that in the event of a change of control of the Company and a termination of Mr. Best's employment, the Company must pay minimum severance payments and insurance benefits to Mr. Best at the rate at the time of such termination for a period of two years thereafter, and, to the extent that severance pay or benefits to be received by Mr. Best under the terms of the change in control executive severance agreement between the Company and Mr. Best would exceed the severance pay or benefits under his employment agreement, Mr. Best shall receive the excess severance pay and benefits under such change of control executive severance agreement.

        Under the change of control executive severance agreements, the severance payments are to be made in such base salary installment amounts and pursuant to such base salary installment payment schedule as were in effect immediately prior to the change of control, and the Company or its successor is obligated to make the payments.

        The Company has also established a change of control severance policy and entered into change of control severance agreements whereby selected employees of St. Mary that are of a sufficient employment grade are entitled to receive severance payments in the event that their employment is terminated within one year after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the employee (e.g. an adverse change in the officer's status after a change of control), each as defined in the change of control severance agreements. The severance payments equal up to two and one half years annual base salary, depending on the length of time employment continues after the change of control, provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        St. Mary has established a severance termination plan for all of its other employees that activates if a change of control event occurs. The amount of benefit is dependent on the number of years of service with the Company and the employee's compensation level at the time of termination.

        A change of control is defined to include (i) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of the Company, or (ii) a change in more than 50 percent of the composition of the Board of Directors of the Company other than as a result of the election of new members of the Board of Directors by a vote of the incumbent members of the Board of Directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the Board of Directors.

DIRECTOR COMPENSATION

        Employee directors do not receive additional compensation for serving on the Board of Directors or any committee.

        The fiscal service period for directors is the period from one annual meeting to the next. For the last fiscal year the period was from May 20, 2009, through May 26, 2010. For this period, target base compensation for each director was set at $160,000 annually, plus committee and attendance fees. Director compensation is primarily paid in the form of stock grants.

        The stock compensation for non-employee directors is as follows:

  •
  Stock with a market value on May 21, 2009, of $160,000, resulted in a grant to each non-employee director elected by the stockholders on May 20, 2009, of 7,858 shares of St. Mary common stock. These shares were issued under the Equity Plan. The shares are generally considered to be earned over the director's annual service period. However, shares issued to a director who thereafter resigns from the Board before completing the annual service period but after completing at least five years of service to the Company are treated as fully vested. All shares carry a transfer restriction imposed by St. Mary which expires two years after the date of issuance of the shares. The compensation expense recorded in the Company's financial statements is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.

        The cash component of the director compensation for non-employee directors is as follows:

  •
  Payment of $750 for each Board meeting attended.

  •
  Payment of $600 for each committee meeting attended in person and $375 for each telephonic committee meeting.

  •
  Reimbursement for expenses incurred in attending Board and committee meetings.

        The committee chairs receive the following cash payments in recognition of the additional workload of their respective committee assignments. These amounts are paid concurrent with the beginning of the annual service period.

  •
  Audit Committee—$15,000

  •
  Compensation Committee—$10,000

  •
  Nominating and Corporate Governance Committee—$5,000

        Mr. Sullivan was paid a retainer for his service as Non-Executive Chairman of the Board of $60,000 for the 2009-2010 director service period. The retainer was paid in the form of stock on May 21, 2009, which resulted in a grant of 2,946 shares of St. Mary common stock. The retainer was supplemental to his basic non-employee director compensation.

        Non-employee directors may participate in the Company's employee matching charitable gift program involving contributions to charitable organizations that are exempt from federal income tax. Under this program, for every dollar that an employee or non-employee Director contributes to an eligible charitable organization, the Company makes matching contributions of additional funds. Ms. Baumann, Dr. Bickle, Mr. Gardiner, Mr. Seidl, and Mr. Sullivan participated in this program during 2009, and the Company matched a total of $15,450 in non-employee director contributions for 2009 under this program.

        The directors are eligible to participate in St. Mary's health, pharmacy, dental, and vision insurance programs. Directors are charged a premium that is equal to the COBRA rates associated with the Company's plan. The ability to participate in this plan is considered non-compensatory.

        The Compensation Committee has established, and the Board has approved, equity ownership guidelines for the non-employee directors of three times their annual stock-based retainer. Equity holdings may include the value of vested and unvested RSUs for purposes of these calculations. New directors are provided time to accumulate their stock ownership position and are not required to go into the open market to acquire shares.

        The following table sets forth the annual and long term compensation received during 2009 by the non-employee directors of St. Mary. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.

2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Barbara M. Baumann	$17,575	$159,989	$—	$—	$—	$10,000	$187,564
Larry W. Bickle	$7,050	$159,989	$—	$—	$—	$2,500	$169,539
William J. Gardiner	$22,050	$159,989	$—	$—	$—	$250	$182,289
Mark A. Hellerstein(5)	$1,500	$—	$—	$—	$—	$—	$1,500
Julio M. Quintana	$7,425	$159,989	$—	$—	$—	$—	$167,414
John M. Seidl	$13,400	$159,989	$—	$—	$—	$200	$173,589
William D. Sullivan	$7,575	$219,969	$—	$—	$—	$2,500	$230,044

(1)
Each of the non-employee directors was issued 7,858 shares of St. Mary common stock upon such director's election to the Board on May 21, 2009. Mr. Sullivan was issued an additional 2,946 shares of St. Mary common stock on May 21, 2009, for serving as the Non-Executive Chairman of the Board. These stock awards are for the period from May 20, 2009, through May 26, 2010. The shares are generally considered to be earned over the director's annual service period and fully vested on May 26, 2010. The shares also carry a transfer restriction imposed by St. Mary which expires two years after the date of issuance of the shares. The value of the stock awards represents the grant date fair value.

(2)
The grant date fair value of each share issued to non-employee directors is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. There were no forfeitures by the directors during fiscal 2009.

Grant Date	Shares	Value	Directors Who Received
5/21/2009	7,858	$159,989	Baumann, Bickle, Gardiner, Seidl, Quintana
5/21/2009	10,804	$219,969	Sullivan
5/22/08	3,134	$159,991	Baumann, Bickle, Gardiner, Seidl, Quintana, Sullivan
5/22/08	4,309	$219,974	Hellerstein
5/16/07	4,382	$159,987	Baumann, Bickle, Gardiner, Seidl, Quintana, and Sullivan
7/02/07	6,212	$227,483	Hellerstein
(3)
As of December 31, 2009, the non-employee directors held the following number of stock awards (which consists of unvested stock): Ms. Baumann—7,858, Dr. Bickle—7,858, Mr. Gardiner—7,858, Mr. Quintana—7,858, Mr. Seidl—7,858, and Mr. Sullivan—10,804.

(4)
For the year ended December 31, 2009, no stock options have been issued to directors nor have any stock options been issued to the directors since December 2004. As of December 31, 2009, the non-employee directors held the following number of stock options: Ms. Baumann—47,666, Dr. Bickle—48,566, Mr. Gardiner—47,670 and Mr. Sullivan—9,772. All such options are exercisable. Mr. Hellerstein, Mr. Quintana, and Mr. Seidl do not hold any outstanding stock options. The options described above are cumulative unexercised options granted to the directors over their years of service to the Company.

(5)
Mr. Hellerstein retired from the Board in May 2009. Mr. Hellerstein's total does not include $2,364,053 paid to him in 2009 for vested participation interests under the NPP as a result of his prior service as an executive officer of the Company before his retirement as Chief Executive Officer on February 23, 2007. For additional information about the NPP payments to Mr. Hellerstein, see "Certain Relationships and Related Transactions."

(6)
The amounts in this column represent matching charitable contributions made on the behalf of Ms. Baumann, Dr. Bickle, Mr. Gardiner, Mr. Seidl, and Mr. Sullivan for the year 2009 under the employee matching charitable gift program.

Other Reportable Items Related to Payments Made by the Company Associated with Service of a Director

        There are no other reportable items related to payments made by the Company associated with service of a director.

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE EQUITY PLAN

Overview

        Subject to stockholder approval, on April 1, 2010, the Board of Directors approved an amendment to the Equity Plan to increase the stated total number of shares of the Company's common stock authorized for issuance to participants pursuant to awards granted under the Equity Plan from 6,000,000 shares to 7,600,000 shares.

        The Equity Plan provides for the issuance of restricted stock, restricted stock units, nonqualified stock options ("NSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), performance shares, performance units, and stock based awards to key employees, consultants, and members of St. Mary's Board of Directors or any affiliate of St. Mary as equity based incentive compensation under the Equity Plan. The purpose of the Equity Plan is to promote the success and enhance the value of St. Mary by linking the personal interests of the participants to those of St. Mary's stockholders and by providing participants with an incentive for outstanding performance. The Equity Plan is further intended to provide flexibility to St. Mary in its ability to attract, motivate, and retain the services of participants upon whose judgment, interest, and special effort the success of St. Mary is substantially dependent. A copy of the Equity Plan, as amended and restated, is attached to this proxy statement as Annex A.

        If the stockholders do not approve the amendment, the Compensation Committee will consider other alternatives for compensation.

General Background of the Equity Plan

        The Equity Plan was originally adopted by the Board on March 23, 2006, as the "2006 Equity Incentive Compensation Plan," and approved by St. Mary's stockholders on May 17, 2006. The Equity Plan was subsequently amended and restated on March 28, 2008, and was approved by St. Mary's stockholders on May 21, 2008. Included in the amendments approved by the stockholders on May 21, 2008 was an increase in the stated total number of shares of common stock authorized for issuance under the Equity Plan from 2,000,000 shares to 3,500,000 shares. Under the amendments approved by the stockholders in 2009, the stated total number of shares of common stock authorized for issuance to participants pursuant to awards granted under the Plan was increased from 3,500,000 to 6,000,000 shares and was renamed the "Equity Incentive Compensation Plan." Additionally, the Equity

Plan was changed so that each share of common stock issued in connection with an award after May 20, 2009, other than a stock option or SAR, will be counted against the share limit at a 1.43:1 ratio.

        The Equity Plan serves as the successor equity incentive plan to the Company's prior Stock Option Plan, Incentive Stock Option Plan, Restricted Stock Plan, and Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), which were previously approved by the stockholders, and no further grants have been made under the Predecessor Plans from and after the original effective date of the Equity Plan on May 17, 2006. The Equity Plan currently authorizes the issuance of a total of 6,000,000 shares of common stock, plus remaining unused shares of common stock from the Predecessor Plans that have been transferred into the Equity Plan in accordance with its terms, and without taking into account the additional shares under the proposed amendment.

        As of March 29, 2010, the Company had 62,823,003 shares of common stock outstanding, net of treasury shares. On that date, the Company had 1,257,604 stock options outstanding from the Predecessor Plans at a weighted average exercise price of $13.30 per share and a weighted average remaining term of 2.73 years. The Company also had 1,460,488 full value awards outstanding on that date in the form of RSUs and PSAs. On March 29, 2010, the closing price of St. Mary's common stock as reported on the NYSE was $34.44 per share.

Structure of LTIP

        Beginning in 2007, the Company replaced its use of new compensation pools under the NPP, a significant cash-based compensation plan, and RSUs with the LTIP. Historically, the NPP had incented and rewarded St. Mary employees. However, the complexity of the program and the uncertain timing of payout, made it less attractive than more traditional equity plans to newly recruited and highly marketable employees. As a result, the Compensation Committee and the Board approved the termination of the NPP on a prospective basis in December 2007, and the 2007 NPP pool was the final NPP pool to be awarded.

        In 2008 the LTIP utilized only PSAs. In 2009, 25 percent of the LTIP grant was awarded in RSUs and the remaining 75 percent was awarded in PSAs. An LTIP performance year begins on July 1st and ends on June 30th of the following year (each a "LTIP Year"). LTIP grants with respect to a particular LTIP performance year are made on August 1st of each LTIP Year. For example, the 2009 LTIP Year began on July 1, 2009, and the grants for 2009 were made on August 1, 2009.

        Each LTIP year, the Board establishes an initial total pool value to be distributed to eligible participants on the grant date for the LTIP awards, based on recommendations from the Compensation Committee. In determining the initial total pool value, St. Mary considers, among other factors, the FVT of St. Mary's long term incentive compensation system compared to peer companies. FVT is defined as the percentage of a company's market capitalization that is potentially transferred to employees annually in the form of stock based awards and other forms of ownership in a company. After the total pool value for the LTIP Year is determined, the pool value is converted into PSAs and RSUs at their applicable percentage by dividing the total pool value by the average closing price per share of St. Mary common stock for a period of 20 trading days before the grant date. The RSU portion of the LTIP award is granted on August 1st of the LTIP Year.

        With respect to the PSAs, the target awards are made at the beginning of the performance measurement period and have a back-end weighted time vesting schedule and a TSR measurement after the conclusion of the three year measurement period. At the conclusion of the three year measurement period, St. Mary's compounded TSR will be measured for the three year measurement period and then compared to the results of the compound TSR performance of a pre-established performance index consisting of similar companies. Depending on the results of the TSR measurements, the actual award made to participants will be between zero and two times the target award based on pre-established criteria. Other than a change of control, there are no market or performance conditions that results in an early payout determination.

        With respect to PSAs to the extent vested, the number of shares of St. Mary's common stock issued will vary from zero to two times the initial number of PSAs awarded, depending on St. Mary's business performance during the three year performance period. A key metric for measuring St. Mary's performance in connection with determining the value of PSAs will be based on the absolute measure of St. Mary's TSR and the relative measure of St. Mary's TSR against the TSR of pre-selected peer companies. The Compensation Committee will create, review, and approve annually, a performance share multiplier matrix for each PSA Year, which describes the relationship between St. Mary's TSR and its TSR compared to peer companies and includes the final share multiplier for each PSA Year.

        For the comparison of St. Mary's TSR with its peer companies with respect to PSAs granted for the 2009 PSA Year, St. Mary is using a custom index consisting of the constituents of the Oil & Gas Exploration & Production GIC Sub-Industry Group in the S&P SmallCap 600 Index and the S&P MidCap 400 Index, excluding St. Mary. The custom index is equal weighted, and is adjusted to include the dividend payments of the constituents of the custom index. The custom index is rebalanced on a quarterly basis, and is also rebalanced whenever there are additions and deletions to the S&P SmallCap 600 and the S&P MidCap 400 indices. Currently, the constituent companies in this custom index are: Bill Barrett Corporation, Comstock Resources, Incorporated, Petroquest Energy Inc., Stone Energy Corporation, Mariner Energy Inc., Quicksilver Resources Inc., Swift Energy Company, Forest Oil Corporation, Newfield Exploration Company, Cimarex Energy Company, Petroleum Development Company, Plains Exploration & Production Company, and Penn Virginia Corporation.

        Both RSUs and PSAs under the LTIP currently vest over a three year period, with 1/7th vesting on the first anniversary of the grant date, 2/7th vesting on the second anniversary of the grant date, and 4/7th vesting on the third anniversary of the grant date. RSUs are issued as shares of common stock and are not subject to any additional trading restriction once vested. After the end of the three year performance period, the final multiplier for the respective LTIP Year will be determined and applied to each participant's vested PSAs. The vested PSAs will then be settled in shares of St. Mary's common stock, and such shares will not be subject to any holding restrictions after settlement. If a participant terminates employment at any time during the vesting period, such participant will forfeit the remaining unvested performance shares awarded, except under certain circumstances involving retirement, death, disability, or a change of control that includes a termination or substantial change in such participant's employment with St. Mary, all as described in the Equity Plan and such participant's award agreement. Participants may be allowed to net share settle for the payment of income taxes associated with the settlement of the award.

        In 2009, 307 persons were designated to participate in the LTIP and were granted a total of 725,092 PSAs under the Equity Plan, although the actual number of shares of common stock that may ultimately be issued in settlement of those PSAs after the end of the three year performance period will depend on the compound returns of St. Mary and its peer indices.

Reasons for Amendment

        The Company is seeking an increase in the number of shares available for issuance under the Equity Plan because the LTIP, even after changing 25 percent of the share awards from PSAs to RSUs and reducing the aggregate grant value by approximately 50 percent of the decline in the share price between 2008 and 2009, requires the issuance of a greater number of shares than did the Company's previous long term incentive plans. The Company's previous use of the NPP, together with the issuance of RSUs, as its primary long term incentive compensation program, required the issuance of fewer shares of Company stock because the NPP was a cash based incentive plan.

        Additionally, the Company is seeking an increase in the authorized number of shares available for issuance because the issuance of PSAs under the LTIP requires the Company to reserve a greater number of shares each year. Even though no actual shares will be issued in settlement of the PSAs unless the underlying performance criteria are met, the fact that under certain performance conditions the target awards have a potential two times multiplier requires that the Company contemplate the achievement of this scenario and ensure the availability of sufficient shares to meet the terms of the original target awards. Further, PSAs and RSUs are considered full share awards. Thus, depending upon the year of the LTIP grant, under the Equity Plan's fungible share counting provisions PSAs or RSUs could count either two times or 1.43 times against the total share authorization limit under the plan. As an example, if an employee is granted a target PSA of 100 shares, this will count as 200 shares against the total share limit if the PSA grant is on or before May 20, 2009, or will count as 143 shares against the limit if the PSA grant is after May 20, 2009. Because there is the potential under the PSA framework to earn up to two times the target number of shares in the event that the Company's performance warrants, a total of 200 shares could be issued, which would count as 400 or 386 shares, depending on the grant year, against the share limit under the plan. The result is that more shares must be available for grant under the Equity Plan than the number of shares actually being issued as new shares pursuant to full value PSA awards.

        Prior to the proposed amendment, the total number of remaining shares of common stock authorized for grant under the Equity Plan as of March 29, 2010, which represents shares not subject to prior awards and includes shares transferred from under the Predecessor Plans, is 1,902,716. Accordingly, if the proposed amendment is approved by the stockholders, a total of 3,502,716 shares will be available under the Equity Plan to be used for future awards. This reflects a 1,600,000 share increase in the number of shares authorized under the Equity Plan. St. Mary's Board of Directors believes that this share increase is appropriate based on the fact that no future compensation pools will be established under the NPP and that St. Mary intends to grant PSAs on an annual basis.

        The Equity Plan provides that, from and after May 21, 2008, the following shares will not become available again for issuance under the Equity Plan: (i) shares tendered as full or partial payment to St. Mary of an option price upon exercise of any options granted under the Equity Plan, (ii) shares reserved for issuance upon grants of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (iii) shares withheld by St. Mary to satisfy a participant's tax withholding obligations with respect to any award granted under the Equity Plan. This modification of the share counting provisions resulting from amendments to the Equity Plan in 2008 to eliminate share recycling on a prospective basis was a factor in the Board of Director's determination that a 1,600,000 share increase in the number of shares authorized for grant under the Equity Plan is appropriate and in the best interests of St. Mary.

        The increase in the authorized shares submitted for stockholder approval is intended to ensure that St. Mary has a sufficient number of shares of common stock available under the Equity Plan to continue issuing incentive compensation awards in the form of the currently planned PSAs for the next year.

        St. Mary's Board of Directors believes that grants of PSAs and RSUs pursuant to the LTIP under the Equity Plan are in the best interests of St. Mary and will further encourage employees' interests to align with the long term interests of St. Mary's stockholders.

Reasons for Stockholder Approval of Amendment

        Under applicable NYSE rules, St. Mary must obtain stockholder approval of the amendment to the Equity Plan. In addition, stockholder approval of the amendment is necessary to allow St. Mary to ensure that compensation paid under the Equity Plan can be eligible for the "performance based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the IRC and to permit St. Mary to issue ISOs in accordance with Section 422 of the IRC.

Summary of the Equity Plan

        The following is a summary of the principal features of the Equity Plan, which reflects the proposed amendment. The summary is qualified in its entirety by reference to the complete text of the Equity Plan document, as amended and restated, a copy of which is attached to this proxy statement as Annex A. In addition, St. Mary will furnish a copy of the Equity Plan document to any stockholder upon written request to the Secretary. The manner in which we expect the plan will operate is described above. The following summary describes the more broad underlying provisions of the plan.

Types of Awards

        The Equity Plan permits the grant of restricted stock, RSUs, NSOs, ISOs, SARs, performance shares, performance units, and stock based awards.

Administration

        The Compensation Committee of the Board of Directors of St. Mary, or any other duly authorized committee of the Board of Directors appointed by the Board of Directors, is responsible for administering the Equity Plan. The committee that administers the Equity Plan, referred to as the committee, shall be comprised of two or more members of the Board of Directors of St. Mary, and each member of the committee shall be a "non-employee director" as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, an "outside director" within the meaning of the regulations promulgated under Section 162(m) of the IRC and an "independent director" for purposes of the rules and regulations of the NYSE. Subject to the provisions of the Equity Plan, the committee shall have complete discretion in determining the nature, terms, conditions, and amounts of awards granted under the Equity Plan. In making such determinations, the committee may take into account the nature of services rendered by such employees, consultants, and members of the Board of Directors, their present and potential contributions to St. Mary, and such other factors as the committee in its discretion shall deem relevant.

Shares Subject to the Equity Plan and Maximum Awards

        Subject to adjustment as described below, after the approval of the amendment the total number of shares of the Company's common stock made available and reserved for issuance will be increased from 6,000,000 shares to 7,600,000 shares, plus any remaining shares available for issuance under the Predecessor Plans as provided in the Equity Plan document. Any shares issued in connection with an option or SAR will be counted against the total share authorization limit as one share for every one share issued. Any shares issued pursuant to awards granted on or before May 20, 2009 in connection with an award other than an option or SAR will be counted against the total share authorization limit as two shares for every one share issued. Any shares issued pursuant to awards granted after May 20, 2009 in connection with an award other than an option or SAR will be counted against the total share authorization limit as 1.43 shares for every one share issued. The maximum total number of shares that may be issued through NSOs is equal to the total share authorization. The maximum total number of shares that may be issued through ISOs is 7,600,000.

        Any awards that are not settled in shares will not be counted against the total share authorization limit. Any shares related to awards (or after May 17, 2006, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash either in lieu of shares or otherwise, or (iii) are exchanged with the committee's approval for awards not involving shares, will be available again for issuance under the Plan. Unless and until the committee determines that an award is not designed to qualify as performance based compensation under Section 162(m) of the IRC, the following limits apply to grants of awards to covered employees under Section 162(m):

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  Restricted Stock/RSUs.  The maximum total number of shares that may be granted in the form of restricted stock/RSUs in any one fiscal year to any one Participant is 100,000.

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  Options and SARS.  The maximum total number of shares that may be granted in the form of options or SARs in any one fiscal year to any one participant is 200,000.

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  Performance Shares/Performance Units.  The maximum total award of performance shares or performance units that a participant may receive in any one fiscal year is 200,000 shares, and the maximum value of performance units that a participant may receive with respect to awards in any one fiscal year is a value of $5,000,000 determined as of the date of vesting or payout, as applicable.

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  Stock Based Awards.  The maximum total grant with respect to stock based awards in any one fiscal year to any one participant is 200,000.

        The Equity Plan provides for appropriate adjustments to the number of shares available for awards in the event of a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, or similar event or transaction involving the Company.

Eligibility and Participation

        All current employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary are eligible to participate in the Equity Plan and be granted awards under the Equity Plan. Subject to the provisions of the Equity Plan, the committee may from time to time, in its sole discretion, select from among eligible employees, consultants, and members of the Board of Directors of St. Mary and of any affiliate of St. Mary those to whom awards shall be granted under the Equity Plan and shall determine in its discretion the nature, terms, conditions, and amount of each award.

Duration

        Subject to the right of the committee or the Board of Directors to amend or terminate the Equity Plan at any time, the Equity Plan shall remain in effect, until the earlier of the tenth anniversary of the effective date of the Equity Plan, which occurred on May 17, 2006, or when all shares of common stock subject to the Equity Plan have been purchased or acquired according to the Equity Plan's provisions. Any previously granted awards under the Equity Plan that remain outstanding as of the date of expiration or other termination of the Equity Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

Restricted Stock and RSU Awards

        Restricted Stock Awards. Restricted stock may be issued for services rendered with any or no additional purchase price as shall be determined by the committee in its discretion and may be subject to certain restrictions and to a risk of forfeiture as set forth in the award agreement. A participant to whom shares of restricted stock are granted shall, upon issuance of a stock certificate for the shares issued, have all of the rights of ownership with respect to the shares subject to such restricted stock award, including the right to vote the same and receive any dividends paid thereon; subject however, to the terms, conditions, and restrictions contained in the Equity Plan and in the applicable award agreement.

Restricted Stock Unit Awards

        Each RSU awarded shall represent a right for one share of common stock to be delivered upon settlement of the award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Equity Plan and the award agreement. An RSU award agreement may provide for cancellation of RSUs upon termination of the participant's employment or other relationship with St. Mary or nonperformance of specified performance goals or measures established by the committee. An RSU award agreement may also provide for vesting periods that require the passage of time and/or the occurrence of events in order for the RSUs to vest and become no longer subject to cancellation. RSUs shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement, and then only upon such terms and conditions as set forth in such award agreement. The committee, in its discretion, is free to specify terms and conditions other than those described above.

        Settlement of a RSU award shall be made in accordance with the terms and conditions of the applicable award agreement. A RSU award agreement may provide that settlement may be made solely through the issuance of shares of common stock or at the mutual election of the participant and St. Mary, in a combination of shares of common stock and cash. Upon the settlement of a RSU award, St. Mary shall deliver to the participant the number of shares of common stock issued to the participant in settlement of the award, which shares may be delivered in book-entry or certificated form.

Stock Options

        Subject to the terms and provisions of the Equity Plan, ISOs and NSOs may be granted to participants in such number, upon such terms, and at such times as shall be determined by the committee. Notwithstanding the foregoing, no ISOs may be granted more than ten years after March 23, 2006. Each stock option granted to a participant shall expire at such time as the committee shall determine at the time of grant; provided however, no stock option shall be exercisable later than the tenth anniversary date of its grant. Stock options granted under the Equity Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the committee shall in each instance approve, which need not be the same for each grant or for each participant.

        The stock option price for each grant of a stock option shall be determined by the committee and shall be specified in the award agreement. The stock option price may include a stock option price based on 100 percent of the fair market value of the shares of common stock on the date of grant, a stock option price that is set at a premium to the fair market value of the shares of common stock on the date of grant, or a stock option price that is indexed to the fair market value of the shares of common stock on the date of grant, with the index determined by the committee in its discretion. The stock option price for each stock option grant, whether issued as an ISO or an NSO, shall be not less than 100 percent of the fair market value of the underlying shares of common stock on the date of grant. Dividend equivalents are not permitted for stock options.

SARs

        Subject to the terms and conditions of the Equity Plan, SARs may be granted to participants at any time and from time to time and upon such terms as shall be determined by the committee in its discretion. The committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs. The grant price for each grant of a freestanding SAR shall be determined by the committee and shall be specified in the award agreement. The SAR grant price may include a grant price based on 100 percent of the fair market value of the underlying share on the date of grant or a grant price that is set at a premium to the fair market value of the underlying share on the date of grant. The SAR grant price shall not be less than the fair market value of the underlying share on the date of grant. The grant price of the tandem SARs shall be equal to the option price of the related option. A tandem SAR means a SAR that the committee specifies is granted in connection with a related stock option pursuant to the Equity Plan, the exercise of which shall require forfeiture of the right to purchase a share of common stock under the related stock option (and when a share of common stock is purchased under the stock option, the tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with a stock option but the exercise of such option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether a stock option is granted coincident with a SAR, a SAR is not a tandem SAR unless so specified by the committee at time of grant. Dividend equivalents are not permitted for SARs.

Performance Shares and Performance Units

        Subject to the terms and conditions of the Equity Plan, performance shares and performance units may be granted at any time and from time to time as shall be determined by the committee in its discretion. Each performance share and performance unit shall have an initial value established by the committee at the time of the grant. The committee shall in its discretion set performance criteria for a performance period that shall not be shorter than 12 months, which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the committee and set forth in the applicable award agreement, the value and/or amount of each performance share or performance unit that will be paid to a participant.

        Subject to the Equity Plan and the applicable award agreement, after the applicable performance period has ended, the holder of performance shares or performance units shall be entitled to receive, to the extent that the performance shares or performance units have vested, if applicable, a payout of the value or amount of performance shares or performance units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The committee in its discretion may require a participant to hold the shares or other property received pursuant to such an award for a specified period of time. Payment of earned performance shares and performance units shall be made in accordance with the terms and conditions of the applicable award agreement. A performance share or performance unit award agreement may provide that payment may be made, to the extent that the performance share or performance unit has vested and the performance criteria are met, solely through the issuance of shares earned upon the expiration of the applicable performance period. The participant may elect to satisfy the participant's tax withholding obligation with respect to the award by having St. Mary withhold shares or other property or by the participant surrendering shares or other property to the Company with a fair market value on or near the tax withholding date equal to the tax withholding obligation.

        Dividends and other distributions declared by St. Mary's Board of Directors and paid with respect to outstanding shares shall only be paid with respect to performance share and performance unit awards for shares that have been issued by St. Mary in payment of such awards to the extent that the awards have vested and upon the expiration of the applicable performance periods for the awards. Performance shares and performance units shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement and then only upon such terms and conditions as set forth in such award agreement.

Stock Based Awards

        Subject to the terms and provisions of the Equity Plan, the committee, at any time and from time and time, may grant other types of equity based or equity related awards not otherwise described by the terms of the Equity Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions including, but not limited to, being subject to performance criteria or in satisfaction of such obligations. Such awards may entail the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock.

Performance Measures

        Notwithstanding any other terms of the Equity Plan, the vesting, monetization, or value (as determined by the committee) of each award other than a stock option or SAR that, at the time of grant, the committee intends to be performance based compensation to a covered employee shall be determined by the attainment of one or more performance goals as determined by the committee in conformity with Section 162(m) of the IRC. The committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such an award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such awards within ninety (90) days after the commencement of the period to which the performance goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the IRC. No such award shall be payable unless the committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the award were satisfied. In no case may the committee increase the value of an award of performance based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the committee retains the discretion to reduce the value below such maximum. A general description of performance measures on which performance goals will be based is contained in the Equity Plan document attached to this proxy statement as Annex A.

Tax Matters

        The following is a brief summary of advice received from counsel to St. Mary regarding the principle United States federal income tax consequences of benefits under the Equity Plan under present laws and regulations:

        ISOs.    The grant of an ISO will not result in any immediate tax consequences to St. Mary or the optionee. An optionee will not recognize taxable income and St. Mary will not be entitled to any deduction upon the timely exercise of an ISO, but the excess of the fair market value of the shares of common stock acquired over the stock option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of common stock acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares of common stock will be treated as long term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the option price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, St. Mary will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

        NSOs.    The grant of a NSO will not result in any immediate tax consequences to St. Mary or the optionee. Upon the exercise of a NSO, the optionee will recognize ordinary taxable income, and

St. Mary will be entitled to a deduction, equal to the difference between the stock option price and the fair market value of the shares of common stock acquired at the time of exercise.

        SARs.    The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to St. Mary or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary taxable income to the grantee. St. Mary will be entitled to a deduction in the same amount and at the same time.

        Restricted Stock.    A grantee normally will not recognize taxable income upon an award of restricted stock, and St. Mary will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock at that time, plus the amount of any dividends and interest thereon to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. St. Mary will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the IRC.

        RSUs.    The grant of an RSU will not result in any immediate tax consequences to St. Mary or the grantee. Upon payment of a RSU, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. St. Mary will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the IRC.

        Performance Shares and Performance Units.    The grant of a performance share or performance unit will not result in any immediate tax consequences to St. Mary or the grantee. Upon payment of a performance share or performance unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. St. Mary will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the IRC.

        Payouts of Performance Compensation Awards.    The designation of an award of restricted stock, RSUs, performance shares, or performance units as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the IRC. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares of common stock as reported on the NYSE on the date of determination.

        Golden Parachute Tax and Section 280G of the IRC.    If an award is accelerated as a result of either (i) a change of control of St. Mary for awards granted prior to May 21, 2008, or (ii) a change of control of St. Mary and a termination of a participant's employment with St. Mary either by St. Mary without cause or by the participant for good reason within 30 months of the change of control for awards granted on or after May 21, 2008, all or a portion of the value of the award at that time may be a "parachute payment" under Section 280G of the IRC for certain employees and other individuals who perform services for St. Mary. Section 280G generally provides that if parachute payments equal or exceed three times an award holder's average W-2 compensation for the five tax years preceding the year of the change of control, St. Mary will not be permitted to claim its deduction with respect to any "excess parachute payments" made to the individual. An "excess parachute payment" generally is the portion of a parachute payment that exceeds such individual's historical average compensation. Section 280G of the IRC generally applies to employees or other individuals who perform services for

St. Mary if within the 12 month period preceding the change of control the individual is an officer of St. Mary, a stockholder owning more than one percent of the stock of St. Mary, or a member of the group consisting of the lesser of the highest paid one percent of the employees of St. Mary or the highest paid 250 employees of St. Mary. A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the IRC.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enunciation or analysis of all potential tax consequences relevant to recipients of awards under the Equity Plan. We have not undertaken to discuss the tax treatment of awards under the Equity Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

Change of Control

Accelerated Vesting and Payment Applicable to Awards Granted prior to May 21, 2008.

        Subject to the provisions of the Equity Plan or as otherwise provided in the award agreement, for awards granted prior to May 21, 2008, in the event of a change of control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

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  Any period of restriction and other restrictions imposed on restricted stock or RSUs shall lapse, and RSUs shall be immediately payable;

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  Any and all stock options and SARs granted shall become immediately exercisable;

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  The target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based RSUs, performance shares, and performance units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control, and

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  The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the change of control, and shall be paid out to participants within 30 days following the effective date of the change of control; and

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  Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change of control.

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  Upon a change of control, unless otherwise specifically provided in a written agreement entered into between the participant and St. Mary or an affiliate of St. Mary, the committee shall immediately vest and pay out all other stock based awards as determined by the committee; and

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  The committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a change of control, and the value of such awards, as determined by the committee in accordance with the terms of the Equity Plan and the award agreement, be paid out in cash in an amount based on the change of control price within a reasonable time subsequent to the change of control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the fair market value on the date of settlement.

Accelerated Vesting and Payment Applicable to Awards Granted on or after May 21, 2008.

        Subject to the provisions of the Equity Plan or as otherwise provided in the award agreement, for awards granted on or after May 21, 2008, and prior to change of control, in the event a change of control occurs and a participant's employment with the Company is terminated without cause or the participant terminates his or her employment for good reason within thirty (30) months of the change of control (a "Change of Control Termination"), unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

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  Any period of restriction and other restrictions imposed on restricted stock or RSUs shall lapse, and RSUs shall be immediately payable;

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  Any and all stock options and SARs granted shall become immediately exercisable;

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  The target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based RSUs, performance shares and performance units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on measured performance as of the effective date of the change of control, and

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  The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the Change of Control Termination and shall be paid out to participants within 30 days following the effective date of the Change of Control Termination, and

  •
  Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the Change of Control Termination;

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  Upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the participant and St. Mary or an affiliate of St. Mary, the committee shall immediately vest and pay out all other stock based awards as determined by the committee; and

  •
  The committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a Change of Control Termination, and the value of such awards, as determined by the committee in accordance with the terms of the Equity Plan and the award agreement, be paid out in cash in an amount determined by the committee in accordance with the terms of the Equity Plan and the award agreement, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an ISO using a value higher than the fair market value on the date of settlement.

        In the event that the existence of the foregoing provisions, even if a change of control and a Change of Control Termination do not occur, would result in an award to a covered employee designed to qualify as performance based compensation to not so qualify, the committee shall have the discretion to adopt for such award such provisions as shall satisfy the requirements of Section 162(m) of the IRC.

Alternate Awards

        Subject to certain conditions set forth in the Equity Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the committee reasonably determines in good faith prior to the occurrence of a change of control, that such award shall be honored, assumed, or new rights substituted therefore by any successor, all as described in the Equity Plan.

Amendment, Modification, Suspension, and Termination

        The committee or Board of Directors of St. Mary may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Equity Plan in whole or in part; provided however, that:

  •
  Except in connection with a corporate transaction involving St. Mary (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the option price of outstanding options or the grant price of outstanding SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an option price or grant price that is less than the option price or grant price of the original options or SARs without stockholder approval.

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  No amendment or modification that would increase the total number of shares of common stock available for issuance under the Equity Plan or the total number of shares available for ISOs under the Equity Plan shall be effective unless approved by the stockholders of St. Mary.

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  To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment shall be effective unless approved by the stockholders of St. Mary in accordance with applicable law, regulation, or securities exchange or market requirement.

Adjustment of Awards

        The committee may make appropriate proportionate adjustments or substitutions in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting St. Mary or the financial statements of St. Mary or of changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan.

        Adjustments shall be made automatically, without the necessity of committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split affected by means of a stock dividend and in the case of any other dividend paid in shares of common stock. Adjustments shall be made in the discretion of the committee with respect to other corporate events or transactions.

Securities Registration

        St. Mary has registered under the Securities Act of 1933, as amended (the "Securities Act") the issuance of previously authorized shares of common stock under the Equity Plan, and plans to register the issuance of the additional shares under the 2009 Amendments if approved by the stockholders. Accordingly, participants will be able to sell shares issued under the Equity Plan once any vesting and holding periods are satisfied, subject to other requirements of the Securities Act.

New Plan Benefits Table

        St. Mary cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees or directors under the Equity Plan. Such awards will be subject to limits as set forth in Section 4.1 of the Equity Plan document attached to this proxy statement as Annex A.

        The following table sets forth the awards granted in 2009 for PSA/RSU performance from 2009 to 2012 under the Equity Plan to each of St. Mary's named executive officers, executive officers as a group, and all employees and consultants (excluding named executive officers and executive officers) as a group as well as stock granted in 2009 to non-executive directors as a group related to the service period from May 20, 2009, through May 26, 2010.

Equity Incentive Compensation Plan

Name and Position	August 1, 2009 Grant	8/1/09 Market Value of Shares or Units	Number of Restricted Stock Units Issued	Number of Performance Share Awards Issued	Number of Shares of Stock Issued
Anthony J. Best	70,000	$1,670,900	17,500	52,500	1,250
President, Chief Executive Officer and Director
A. Wade Pursell	38,000	$907,060	9,500	28,500	—
Executive Vice President and Chief Financial Officer
Javan D. Ottoson	45,000	$1,074,150	11,250	33,750	—
Executive Vice President and Chief Operating Officer
Milam Randolph Pharo	14,500	$346,115	3,625	10,875	—
Senior Vice President and General Counsel
Paul M. Veatch	22,000	$525,140	5,500	16,500	—
Vice President—Senior Vice President and Regional Manager
Executive Officers as a Group, as of December 31, 2009 (14 persons)	319,050	$7,615,724	79,763	239,287	1,250
Non-Executive Directors as a Group, as of December 31, 2009 (six persons)	—	$547,635	—	—	50,094
All Employees and Consultants (excluding named executive officers and other executive officers) as a Group, as of December 31, 2009 (293 persons)	647,787	$15,462,676	161,982	485,805	—

Disclosure with Respect to Equity Compensation Plans

        For a table providing information as of December 31, 2009, concerning equity awards granted under St. Mary's ESPP, please see the "Equity Compensation Plans" section of this proxy statement.

Recommendation of the Board of Directors

        Since the Board of Directors believes that the amendment to the Equity Plan to increase the stated total number of shares authorized for issuance under the plan from 6,000,000 shares to 7,600,000 shares will help attract, retain, and further motivate employees, consultants, and directors and enhance stockholder value, the Board of Directors recommends voting "FOR" the approval of the amendment to the Equity Plan.

PROPOSAL 3—APPROVAL OF AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO
"SM ENERGY COMPANY"

        On April 1, 2010, the Board of Directors adopted a resolution approving an amendment to Article First of the Company's Restated Certificate of Incorporation to change the name of the Company from "St. Mary Land & Exploration Company" to "SM Energy Company" and recommending that the name change amendment be submitted to the Company's stockholders for approval. The Board of Directors believes that the name change is in the best interests of the Company and recommends the approval of the name change amendment by the Company's stockholders.

Reasons for the name change

        The name change is intended to reflect the transformation that we have experienced in recent years from a company focused on the exploitation of its portfolio of oil and natural gas properties that began with our historical namesake fee land properties in St. Mary Parish, Louisiana and was grown through niche acquisitions, to a company focused on the exploration for and development of significant onshore resource plays in North America. The Board of Directors believes that the name "SM Energy Company" reflects the broader focus of the Company and its forward-looking approach to building its asset base in a manner that allows for more predictable and meaningful growth, and will further promote the awareness of the Company's focus in the minds of industry participants, stockholders, and the investment community. In addition, the new name would distinguish the Company from the many other organizations and entities that utilize "St. Mary" in their name.

Effects of the name change

        If the name change amendment is approved by the stockholders, the name change will become effective when a Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The Certificate of Amendment would specify that Article First of the Company's Restated Certificate of Incorporation shall be amended to read as follows:

    FIRST: The name of this Corporation is SM Energy Company.

        If the name change amendment is approved by the stockholders and becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates that bear the name "St. Mary Land & Exploration Company", nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change. Uncertificated shares currently held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name "SM Energy Company".

        The Company's common stock is currently listed for trading on the New York Stock Exchange under the symbol "SM". If the name change amendment is approved, the Company's common stock would continue to be listed on the NYSE, and the Company expects that its common stock will continue to be traded under the current "SM" symbol. A new CUSIP number is expected to be assigned to the common stock following the name change.

        If the name change amendment is not approved by the stockholders, the proposed amendment to the Company's Restated Certificate of Incorporation will not be made and the Company's name and ticker symbol for trading of its common stock on the NYSE will remain unchanged.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" approval of the amendment to the certificate of incorporation to change the name of the Company to "SM Energy Company".

 PROPOSAL 4—RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

        St. Mary's stockholders are being asked to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2010. Deloitte & Touche has served as the Company's independent registered public accounting firm since 2001, and the Audit Committee plans to engage Deloitte & Touche to perform the audit of St. Mary's financial statements as of and for the year ending December 31, 2010.

        The Audit Committee is solely responsible for selecting the Company's independent auditors. Although stockholder ratification of the appointment of Deloitte & Touche is not required by law or the Company's organizational documents, the Board of Directors has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider whether to engage another independent registered public accounting firm.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" the ratification of the appointment by the Audit Committee of Deloitte & Touche as the Company's independent registered public accounting firm for 2010.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company's independent accountants, (3) the performance of the Company's internal audit function, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.

        Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of the Company for the year ended December 31, 2009. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, that was filed with the SEC.

THE AUDIT COMMITTEE William J. Gardiner, Chairman Larry W. Bickle John M. Seidl
March 31, 2010

INDEPENDENT ACCOUNTANTS

        To the knowledge of management, neither Deloitte & Touche LLP nor any of its members has any direct or material indirect financial interest in St. Mary or any connection with St. Mary in any capacity other than as independent public accountants. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

        The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2009, and 2008. All services and fees including tax service fees were pre-approved by the Audit Committee.

	2009	2008
Audit Fees(1)	$515,000	$504,250
Audit Related Fee(2)	$250	$2,227
Tax Fees(3)	$10,514	$10,140
All Other Fees	—	—

Total Fees	$525,764	$516,617

(1)
Includes reviews of registration statements and related consents and comfort letters.

(2)
Includes out of pocket expenses related to travel to Audit Committee and stockholder meetings.

(3)
Includes basic compliance services and assistance with technical research.

        The Audit Committee has concluded that the provision of the non-audit services, such as tax services, is compatible with maintaining the accountants' independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

        The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent accountants, and shall approve in advance any non-audit services to be performed by the independent accountants. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent accountants, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent accountants (including the related fees and other terms of such services).

        In connection with this policy, the following procedures are followed: (i) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent accountants during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent accountants; (ii) actual amounts paid to the independent accountants are monitored by financial management of the Company and reported to the Audit Committee; (iii) any services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and, (iv) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Under U.S. securities laws, directors, executive officers, and persons beneficially holding more than ten percent of St. Mary common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC and St. Mary. The SEC has designated specific deadlines for these reports and St. Mary must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on a review of reports furnished to the Company, all directors, executive officers, and ten percent owners of St. Mary timely filed all reports regarding transactions in the Company's securities required to be filed for 2009 by Section 16(a) under the Exchange Act.

Future Stockholder Proposals

        St. Mary must receive any St. Mary stockholder proposal for the annual meeting of stockholders in 2011 by December 15, 2010, for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. For stockholder proposals submitted outside of the proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the By-Laws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary not less than 75 days or more than 105 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2011 annual meeting must be received by St. Mary between February 10, 2011, and March 14, 2011.

Other Matters

        Management does not know of any matters other than the election of directors, the approval of the amendment to the Equity Plan, the approval of the amendment to the Certificate of Incorporation, and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm, to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

C. Mark Brannum Senior Legal Counsel and Secretary
April 2, 2010

ANNEX A

ST. MARY LAND & EXPLORATION COMPANY

EQUITY INCENTIVE COMPENSATION PLAN

As Amended and Restated as of April 1, 2010

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION

        1.1    Establishment.    St. Mary Land & Exploration Company, a Delaware corporation (the "Company"), has established an equity incentive compensation plan formerly known as the 2006 Equity Incentive Compensation Plan (the "Plan"). On March 26, 2009, the Plan was renamed as the Equity Incentive Compensation Plan. The Plan permits the grant of Restricted Stock, Restricted Stock Units, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Stock Based Awards. The Plan became effective upon its approval by the Company's stockholders on May 17, 2006 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to attract, motivate, and retain the services of Participants upon whose judgment, interest, and special effort the success of the Company is substantially dependent.

        1.3    Duration.    The Plan commenced as of the Effective Date, as set forth in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article XIV hereof, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) when all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions. Any previously granted Awards under this Plan which remain outstanding as of the date of expiration or other termination of the Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

        1.4    Successor Plan.    This Plan shall serve as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), and no further grants or awards shall be made under the Predecessor Plans from and after the Effective Date of this Plan. Each outstanding grant or award under a Predecessor Plan immediately prior to the Effective Date of this Plan shall continue to be governed solely by the terms and conditions of the applicable Predecessor Plan and the instruments evidencing such grant or award, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such outstanding grants or awards under the Predecessor Plans. Any Shares reserved for issuance under the Predecessor Plans in excess of the number of Shares as to which grants or awards have been made thereunder shall be transferred into this Plan upon the Effective Date and shall become available for Awards under this Plan. Any Shares related to grants or awards made under the Predecessor Plans that after the Effective Date may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the option price, or are used to satisfy any tax withholding requirements shall be deemed to be available for issuance or reissuance under Section 4.1 of this Plan; provided, however, that any Shares that from and after May 21, 2008 are tendered (either by actual delivery or attestation) to pay the option price or are used to satisfy any tax withholding requirements shall not be deemed available for issuance or reissuance under Section 4.1 of this Plan.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

        2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended the term shall be capitalized.

        (a)   "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company or other entity in which the Company owns, directly or indirectly, at least 50 percent of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.

        (b)   "Award" means, individually or collectively, a grant or award under this Plan of Restricted Stock, Restricted Stock Units, NQSOs, ISOs, SARs, Performance Shares, Performance Units or Stock Based Awards, in each case subject to the terms of this Plan.

        (c)   "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance.

        (d)   "Board" or "Board of Directors" means the Board of Directors of the Company.

        (e)   "Change of Control" shall mean any of the following events:

            (i)  (A) The acquisition by any individual or entity (a "Person") or Persons acting as a group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent of either (1) the then value of the outstanding shares of common stock of the Company, or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

            (B)  For purposes of paragraph (A), Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of determining stock ownership, see (e)(iv) below.

           (ii)  A majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

          (iii)  (A) Any one Person, or more than one Person acting as a group (as determined in (e)(iii)(C) below), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

            (B)  A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to—

              (1)   A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

              (2)   An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

              (3)   A Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

              (4)   An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person described in (e)(iii)(B)(3). For purposes of this paragraph (e)(iii)(B) and except as otherwise provided, a Person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority owned subsidiary of the Company after the transaction, is not treated as a change in the ownership of the assets of the Company.

            (C)  Persons will not be considered to be acting as a group for purposes of this paragraph (e)(iii) solely because they purchase assets of the Company at the same time. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a Person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

            (D)  For purposes of determining stock ownership, see (e)(iv) below.

          (iv)  For purposes of determining whether there has been a Change of Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by §§1.83-3(b) and (j) of the income tax regulations promulgated by the Internal Revenue Service), the stock underlying the option is not treated as owned by the individual who holds the option.

        (f)    "Change of Control Price" means the highest per share price for Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Shares on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

        (g)   "Change of Control Termination" has the meaning set forth in Section 13.2 hereof.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended.

        (i)    "Committee" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.

The Committee shall be comprised of two or more directors, and each member of the Committee shall be a Non-Employee Director, an "outside director" within the meaning of the regulations under Section 162(m) of the Code, and an "independent director" for purposes of the rules and regulations of the New York Stock Exchange ("NYSE") (or such other principal securities market on which the Shares are traded).

        (j)    "Company" means St. Mary Land & Exploration Company, a Delaware corporation, and any successor thereto as provided in Article XVII hereof.

        (k)   "Covered Employee" means an Employee who is, or who the Committee expects to become, a "covered employee" within the meaning of Section 162(m) of the Code.

        (l)    "Director" means any individual who is a member of the Board of Directors of the Company.

        (m)  "Dividend Equivalent" means a right with respect to an Award to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares. Dividend Equivalents shall not apply to Options or Stock Appreciation Rights, and shall not apply to any other type of Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine.

        (n)   "Employee" means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan.

        (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (p)   "Fair Market Value" or "FMV" means a value or price that is based on the opening, closing, actual, high, low or average selling prices per Share on the NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

        (q)   "Fiscal Year" means the year commencing on January 1 and ending on December 31, or such other fiscal year period as approved by the Board.

        (r)   "Freestanding SAR" means a SAR that is not a Tandem SAR, as described in Article VIII herein.

        (s)   "Grant Price" means the price against which the amount payable is determined upon exercise of a SAR.

        (t)    "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article VII herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

        (u)   "Non-Employee Director" means a Director who meets the definition of a "Non-Employee Director" set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

        (v)   "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares granted under Article VII herein, which is not intended to be an Incentive Stock Option or which otherwise does not meet the requirements for an ISO.

        (w)  "Option" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

        (x)   "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        (y)   "Participant" means a participant holding an outstanding Award granted under the Plan.

        (z)   "Performance Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

        (aa) "Performance Goal" means a performance criterion selected by the Committee for a particular Award for purposes of Article XI based on one or more Performance Measures.

        (bb) "Performance Measures" mean measures as described in Article XI, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, monetization, or value of an Award to a Covered Employee that is designated to qualify as Performance Based Compensation.

        (cc) "Performance Period" means the period of time, which shall not be shorter than 12 months, during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award of Performance Shares or Performance Units.

        (dd) "Performance Share" means an Award granted under Article IX herein, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

        (ee) "Performance Unit" means an Award granted under Article IX herein, denominated in units, which may be valued by reference to a designated amount of property other than Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

        (ff)  "Plan" means this Equity Incentive Compensation Plan, as it may be amended from time to time.

        (gg) "Restricted Stock" means an Award under Article VI of Shares that may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement.

        (hh) "Restricted Stock Unit" means an Award under Article VI that is valued by reference to a Share, which value may be paid by delivery of Shares or cash or a combination thereof upon settlement of the Award, subject to the specific terms and conditions of the Award as set forth in the Award Agreement.

        (ii)   "Securities Act" means the Securities Act of 1933, as amended.

        (jj)   "Shares" means shares of common stock of the Company, $0.01 par value per share.

        (kk) "Stock Appreciation Right" or "SAR" means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article VIII herein.

        (ll)   "Stock Based Award" means an equity based or equity related Award granted pursuant to the terms of Article X herein.

        (mm)  "Tandem SAR" means a SAR that the Committee specifies pursuant to Article VIII herein is granted in connection with a related Option, the exercise of which SAR shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled), or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with a SAR, a SAR is not a Tandem SAR unless so specified by the Committee at the time of grant.

        2.2    Construction.    Captions and titles contained herein are for convenience of reference only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, any definition of any term herein in the singular also shall include the plural.

ARTICLE III
ADMINISTRATION

        3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to (i) interpret the terms and the intent of the Plan, any Award and any Award Agreement or other agreement ancillary to or in connection with the Plan, (ii) determine eligibility for Awards and select those who will become Participants in the Plan, (iii) adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper, (iv) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan and (v) make all other determinations necessary or advisable for the administration of the Plan. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article XIV, adopting modifications, amendments or subplans to the Plan or any Award Agreement. Subject to the terms and provisions of the Plan, the Committee shall have complete discretion in determining the nature, terms, conditions and amount of each Award. In making such determinations, the Committee may take into account the nature of services rendered by the recipient of the Award, such person's present and potential contributions to the Company and such other factors as the Committee in its discretion shall deem relevant.

        3.3    Delegation.    The Committee may delegate to one or more of its members any of the Committee's administrative duties or powers as it may deem advisable; provided, however, that any such delegation shall not be inconsistent with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code as to actions to be taken by the Committee in connection therewith.

ARTICLE IV
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

        4.1    Total Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the total number of Shares hereby made available and reserved for issuance to Participants pursuant to Awards granted under the Plan shall be 7,600,000, plus any remaining Shares available for issuance under the Predecessor Plans as set forth in Section 1.4 (with such total number of Shares, including such adjustment and remaining Shares, to be referred to as the "Total Share Authorization"). Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one Share for every one Share issued. Any Shares issued pursuant to Awards granted on or before May 20, 2009 in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as two Shares for every one Share issued. Any Shares issued pursuant to Awards granted after May 20, 2009 in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as 1.43 Shares for every one Share issued. The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization. The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be 7,600,000.

        Any Awards that are not settled in Shares shall not be counted against the Total Share Authorization limit. Any Shares related to Awards (or after the Effective Date, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's approval for Awards not involving Shares, shall be available again for issuance under the Plan. In addition, if the Option Price of any Option granted under the Plan or the tax withholding requirement with respect to any Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan; provided, however, that from and after May 21, 2008, Shares tendered as full or partial payment to the Company of the Option Price upon exercise of Options granted under this Plan, Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs, and Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations with respect to any Award granted under this Plan, shall not become available again for issuance under this Plan. The maximum number of Shares available for issuance under the Plan shall be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares under this Plan or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Stock Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance Based Compensation, the following limits ("Award Limits") shall apply to grants of Awards to Covered Employees under the Plan:

          (a)   Restricted Stock/Restricted Units.    The maximum aggregate number of Shares that may be granted in the form of Restricted Stock/Restricted Stock Units in any one Fiscal Year to any one Participant shall be 100,000.

          (b)   Options and SARS.    The maximum aggregate number of Shares that may be granted in the form of Options or SARs in any one Fiscal Year to any one Participant shall be 200,000.

          (c)   Performance Shares/Performance Units.    The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be 200,000 Shares, and the maximum value of Performance Units that a Participant may receive with respect to Awards in any one Fiscal Year shall be a value of $5,000,000 determined as of the date of vesting or payout, as applicable.

          (d)   Stock Based Awards.    The maximum aggregate grant with respect to Stock Based Awards in any one Fiscal Year to any one Participant shall be 200,000.

        4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, split up, spin off, other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to the stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall make or provide for appropriate proportionate substitutions or adjustments, as applicable, to the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the application and computation of any Dividend Equivalents that may be provided for in Award Agreements, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan. Such adjustments shall be made automatically, without the necessity of Committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in Shares, and shall be made in the discretion of the Committee with respect to other corporate events or transactions. The Committee, in its sole discretion, may also make other appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods, as are equitably necessary to prevent dilution or enlargement of Participant's rights under the Plan that otherwise would result from such corporate event or transaction. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article XIII and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. In addition, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

ARTICLE V
ELIGIBILITY AND PARTICIPATION

        5.1    Eligibility.    All Employees, consultants who are natural persons, and members of the Board of the Company and of any Affiliate of the Company shall be eligible to participate in the Plan and be granted Awards under the Plan.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, select from among persons eligible to participate in the Plan those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions, and amount of each Award.

ARTICLE VI
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        6.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, in its discretion may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

          (a)   Restricted Stock.

              (i)  Nature of Restricted Stock.    Restricted Stock may be issued for services rendered with any or no additional purchase price as shall be determined by the Committee in its discretion, and may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement. A Participant to whom Shares of Restricted Stock are issued shall have all of the rights of ownership with respect to the Shares subject to such Restricted Stock Award, including the right to vote the same and receive any dividends paid thereon; subject, however, to the terms, conditions and restrictions contained in this Plan and in the applicable Award Agreement.

             (ii)  Forfeiture and Vesting.    A Restricted Stock Award Agreement may provide for forfeiture of the Restricted Stock upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Award Agreement may also provide for (i) vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock to vest and become no longer subject to forfeiture and (ii) holding periods during which the Restricted Stock may not be sold or otherwise transferred.

            (iii)  Delivery of Shares and Settlement.    Upon an Award of Restricted Stock, the Company shall deliver to the Participant the Shares subject to the Award (which Shares may be delivered in book-entry or certificated form), and such Shares shall be evidenced with an appropriate legend referring to or setting forth the applicable restrictions to which such Shares are subject (by means of appropriate stop-transfer orders on Shares credited to book-entry accounts or by means of appropriate legends on Shares that have been certificated). After the Shares are no longer subject to such restrictions, the Company shall, in accordance with the terms and conditions of the Award Agreement and upon the request of the Participant and the surrender by the Participant of any certificated Shares, settle the completed Restricted Stock Award by providing the Participant with Shares with such restrictions removed.

          (b)   Restricted Stock Units.

              (i)  Nature of Restricted Stock Units; Accounts.    Each Restricted Stock Unit awarded shall represent a right for one Share to be delivered upon settlement of the Award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Plan and the Award Agreement. The Company shall establish and maintain a Participant account to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

             (ii)  Deferral Period and Settlement Date.    Restricted Stock Units (if not previously cancelled or forfeited) shall be settled on the date or dates set forth in the Award Agreement. In addition, unless otherwise determined by the Committee, if the Committee reasonably determines that any settlement of Restricted Stock Units would result in payment of compensation to a Participant which is not deductible by the Company under Section 162(m) of the Code, such settlement shall be deferred, subject to compliance with Section 409A of the Code as referred to in Article XX herein, to the extent necessary to avoid payment of such nondeductible compensation, with such deferral continuing only until such date as settlement can be effected without loss of deductibility by the Company under Section 162(m) of the Code.

            (iii)  Cancellation and Vesting.    A Restricted Stock Unit Award Agreement may provide for cancellation of the Restricted Stock Units upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Unit Award Agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock Units to vest and become no longer subject to cancellation.

            (iv)  Dividend Equivalents.    Restricted Stock Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

             (v)  Settlement and Delivery of Shares.    Settlement of a Restricted Stock Unit Award shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Restricted Stock Unit Award Agreement may provide that settlement may be made (A) solely through the issuance of Shares or (B) at the mutual election of the Participant and the Company, in a combination of Shares and cash. Upon the settlement of a Restricted Stock Unit Award, the Company shall deliver to the Participant the number of Shares issued to the Participant in settlement of the Award (which Shares may be delivered in book-entry or certificated form).

        6.2    Restricted Stock and Restricted Stock Unit Award Agreements.    Each Restricted Stock and Restricted Stock Unit Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of such Award, including the number of Shares to which the Award relates, the date or dates upon which such Award shall vest and the circumstances (including termination of employment or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which the Award shall not vest, the time and manner of settlement of the Award, such transfer restrictions which the Committee may impose, and any other terms or conditions which the Committee may impose.

          (a)   If not otherwise specified by the Committee, the following terms and conditions shall apply to Restricted Stock and Restricted Stock Units awarded under the Plan:

                (i)  Vesting.        An Award of Restricted Stock or Restricted Stock Units shall vest pursuant to a vesting schedule as determined by the Committee, which vesting schedule may provide that (A) an Award held by a Participant who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Award Agreement notwithstanding the termination of the Participant's employment with the Company, provided that prior to full vesting of the Award such Participant does not after such retirement become employed on a full time basis by a competitor of the Company prior to reaching age sixty-five, and (B) an Award held by a Non-Employee Director of the Company who resigns from the Board after completing at least five years of service to the Company as a Non-Employee Director shall become fully vested.

               (ii)  Termination.    An outstanding Award of Restricted Stock that has not vested or an outstanding Award of Restricted Stock Units that has not been settled shall be cancelled upon the Company's termination of the employment of the Participant for cause.

              (iii)  Acceleration.    An outstanding Award of Restricted Stock or Restricted Stock Units shall become fully vested and settled irrespective of its other provisions upon termination of the Participant's employment with the Company or Affiliate because of death, disability or normal retirement upon reaching the age of sixty-five.

              (iv)  Transferability.    An outstanding Award of Restricted Stock or Restricted Stock Units that has not vested and been settled or is otherwise restricted by the terms of the Award Agreement as to transferability shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge or otherwise encumber such Award or the Shares issuable in settlement thereof, other than (A) to the person or persons to whom the Participant's rights under such Award pass by will or the laws of descent and distribution, (B) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Award, (C) to the legal representative of any of the foregoing, or (D) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant. If an Award is transferred to any person to whom a transfer of the Award is permitted, the transferee shall remain subject to all of the vesting conditions to which the Award is subject. Any such transfer shall be made only in compliance with the Securities Act and the requirements therefor as set forth by the Company.

          (b)   The Committee shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

 ARTICLE VII
STOCK OPTIONS

        7.1    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its discretion. ISOs may be granted only to Employees of the Company or a parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code, and no ISOs may be granted more than 10 years after the adoption of the Plan by the Board.

        7.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option relates, the conditions upon which an Option shall become vested and exercisable, and any other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

        7.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price for an Option, whether issued as an ISO or an NQSO, shall be not less than 100 percent of the FMV of the underlying Shares on the date of grant; provided, however, that the Option Price for an ISO granted to a person who at the time of grant owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a "Significant Stockholder") shall be not less than 110 percent of the Fair Market Value of the underlying Shares as of the date of grant.

        7.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided however, that no Option shall be exercisable later than the tenth anniversary date of its grant, and provided further that no ISO granted to a Significant Stockholder shall be exercisable after the expiration of five years from the date of grant.

        7.5    Exercise of Options.    Options shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified by or acceptable to the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon exercise of any Option, the Option Price shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion and subject to such rules and regulations as the Committee may establish. Subject to Section 7.6 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment for the Shares, the Company shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

        7.6    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

        7.7    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options granted under the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability of Options.

          (a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a NQSO granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (c)    Notification of Disqualifying Disposition.    The Participant to whom an ISO is granted shall notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Company shall use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

        7.9    $100,000 Annual ISO Limitation.    To the extent that the aggregate Fair Market Value of Shares (determined as of the time the ISOs with respect to such Shares are granted) with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and any Affiliate) exceeds $100,000, such ISOs shall be treated as NQSOs. The foregoing provisions shall be applied by taking ISOs into account in the order in which they were granted.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

        8.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include a Grant Price based on 100 percent of the FMV of the underlying Share on the date of grant or a Grant Price that is set at a premium to the FMV of the underlying Share on the date of grant. The SAR Grant Price shall not be less than FMV of the underlying Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        8.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

        8.3    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant.

        8.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions that the Committee in its sole discretion imposes.

        8.5    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        8.6    Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the FMV of the underlying Share on the date of exercise over the Grant Price. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the SAR.

        8.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

        8.9    Other Restrictions.    Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE IX
PERFORMANCE SHARES AND PERFORMANCE UNITS

        9.1    Grant of Performance Shares and Performance Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

        9.2    Value of Performance Shares and Performance Units.    Each Performance Share and Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall in its discretion set performance criteria for a Performance Period which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the Committee and set forth in the Award Agreement, the value and/or amount of each Performance Share or Performance Unit that will be paid to the Participant.

        9.3    Earnings of Performance Shares and Performance Units.    Subject to the terms of this Plan and the applicable Award Agreement, after the applicable Performance Period has ended, the holder of Performance Shares and/or Performance Units shall be entitled to receive, to the extent that the Performance Shares or Performance Units have vested, if applicable, a payout of the value and/or amount of Performance Shares and/or Performance Units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The Committee may in its discretion require the Participant to hold the Shares or other property received pursuant to such Award for a specified period of time.

        9.4    Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares and Performance Units shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Performance Share or Performance Unit Award Agreement may provide that payment may be made, to the extent that the Performance Share or Performance Unit has vested and the performance criteria are met, solely through the issuance of Shares earned upon the expiration of the applicable Performance Period, and that the Participant may elect to satisfy the Participant's tax withholding obligation with respect to the Award by having the Company withhold Shares or other property or by the Participant surrendering Shares or other property to the Company with a FMV on or near the tax withholding date equal to the tax withholding obligation. Upon the payment in the form of Shares of a Performance Share or Performance Unit Award, the Company shall deliver to the Participant the number of Shares issued to the Participant in payment of the Award (which Shares may be delivered in book-entry or certificated form).

        9.5    Dividends and Other Distributions.    Dividends and other distributions declared by the Board and paid with respect to outstanding Shares shall only be paid with respect to Performance Share and Performance Unit Awards for Shares that have been issued by the Company in payment of such Awards to the extent that the Awards have vested and upon the expiration of the applicable Performance Periods for the Awards. Performance Shares and Performance Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

        9.6    Vesting and Termination of Employment.    Each Award Agreement shall set forth the extent to which the Award shall vest, which may be pursuant to a vesting schedule as determined by the Committee, and the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following the termination of the Participant's employment or other relationship with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Shares and Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability of Performance Shares and Performance Units.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Performance Shares and Performance Units shall inure during such Participant's lifetime only to such Participant.

ARTICLE X
STOCK BASED AWARDS

        10.1    Stock Based Awards.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant other types of equity based or equity related Awards not described by the other terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, conditions based on the satisfaction of performance criteria or the satisfaction of such obligations as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

        10.2    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock Based Awards following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.3    Nontransferability of Stock Based Awards.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Stock Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Stock Based Awards shall inure during such Participant's lifetime only to such Participant.

ARTICLE XI
PERFORMANCE MEASURES

        Notwithstanding any other terms of this Plan, the vesting, payability or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance Based Compensation to a Covered Employee, shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within 90 days after the commencement of the period to which the Performance Goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee retains the discretion to reduce the value below such maximum.

        Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article XI, the Performance Goal(s) upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance Based Compensation shall be limited to the following Performance Measures:

        (a)   Increases in, or levels of, net asset value; net asset value per share; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income and/or earnings per share;

        (b)   Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital);

        (c)   Share price or stockholder return performance (including, but not limited to, growth measures and total stockholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

        (d)   Oil and gas reserve replacement, reserve growth and finding and development cost targets;

        (e)   Oil and gas production targets;

        (f)    Performance of investments in oil and gas properties;

        (g)   Cash flow measures (including, but not limited to, cash flows from operating activities, discretionary cash flows, and cash flow return on investment, assets, equity or capital); and

        (h)   Increases in, or levels of, operating and/or nonoperating expenses.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole and/or any one or more regional operations and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any Performance Measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee shall also have the authority to provide in Award Agreements for accelerated vesting of an Award based on the achievement of Performance Goal(s).

        The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE XII
RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

        12.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment, consulting or other service relationship with the Company or an Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate. Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or service contract between a Participant and the Company or an Affiliate, and, accordingly, subject to the terms of this Plan, this Plan may be terminated, amended or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise, except as provided in this Plan.

        For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may provide in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate shall not be deemed a termination of employment for purposes of an Award.

        12.2    Participation.    No Employee or other person eligible to participate in the Plan shall have the right to be selected to receive an Award. No person selected to receive an Award shall have the right to be selected to receive a future Award or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

        12.3    Rights as a Stockholder.    A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE XIII
CHANGE OF CONTROL

        13.1    Accelerated Vesting and Payment Applicable to Awards Granted prior to May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted prior to May 21, 2008, in the event of a Change of Control, unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded:

          (a)   Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

          (b)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (c)   The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and:

              (i)  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within 30 days following the effective date of the Change of Control; and

             (ii)  Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control;

          (d)   Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

          (e)   The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

        13.2    Accelerated Vesting and Payment Applicable to Awards Granted on or after May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted on or after May 21, 2008 and prior to a Change of Control, in the event that a Change of Control occurs and a Participant's employment with the Company is subsequently terminated without Cause (as defined in such Participant's Award Agreement) or the Participant terminates his or her employment with the Company for Good Reason (as defined in such Participant's Award Agreement) within 30 months of the Change of Control (a "Change of Control Termination"), unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded, with respect to such Awards granted to such Participant:

          (a)   Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

          (b)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (c)   The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on measured performance as of the effective date of the Change of Control, and:

              (i)  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control Termination, and shall be paid out to such Participant within 30 days following the effective date of the Change of Control Termination; and

             (ii)  Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control Termination;

          (d)   Upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

          (e)   The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control Termination, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount determined by the Committee, in accordance with the terms of the Plan and the Award Agreements, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

        In the event that the existence of the foregoing provisions, even if a Change of Control and a Change of Control Termination do not occur, would result in an Award to a Covered Employee designed to qualify as Performance Based Compensation to not so qualify, the Committee shall have the discretion to adopt for such Award such provisions as shall satisfy the requirements of Section 162(m) of the Code.

        13.3    Alternative Awards.    Notwithstanding Sections 13.1 and 13.2, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement, or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (with such honored, assumed or substituted Award hereinafter referred to as an "Alternative Award") by any successor to the Company or an Affiliate as described in Article XVII; provided, however, that any such Alternative Award must:

          (a)   Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

          (b)   Provide such Participant with rights and entitlements substantially equivalent to or more favorable than the rights, terms, and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment; and

          (c)   Have substantially equivalent economic value to such Award (determined at the time of the Change of Control).

ARTICLE XIV
AMENDMENT AND TERMINATION OF THE PLAN

        14.1    Amendment, Modification, Suspension, and Termination.    The Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, that:

          (a)   Consistent with the provisions of Section 4.2 and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or the Grant Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or Grant Price that is less than the Option Price or Grant Price of the original Options or SARs without stockholder approval.

          (b)   No amendment or modification which would increase the total number of Shares available for issuance under the Plan or the total number of shares available for ISOs under the Plan shall be effective unless approved by the stockholders of the Company.

          (c)   To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment or modification shall be effective unless approved by the stockholders of the Company in accordance with the applicable law, regulation, or securities exchange or market requirement.

        14.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria provided in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company, or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Awards and the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan. To the extent such adjustments affect Awards to Covered Employees intended to be Performance Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        14.3    No Impairment of Outstanding Awards.    Notwithstanding any other provision of the Plan to the contrary, no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect in any material way any outstanding Award previously granted under the Plan without the written consent of the Participant holding such Award.

ARTICLE XV
SECURITIES REGISTRATION

        15.1    Securities Registration.    In the event that the Company shall deem it necessary or desirable to register under the Securities Act, or any other applicable statute, any Awards or any Shares with respect to which an Award may be or shall have been granted, or to qualify any such Awards or Shares under the Securities Act or any other statute, then the affected Participants shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or Shares.

        15.2    Representations.    Unless the Company determines that the following representation is unnecessary, each person receiving an Award under the Plan may be required by the Company, as a condition to the issuance of Shares pursuant to the Award, to make a representation in writing that (i) he or she is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act, and (ii) before any transfer in connection with the resale of such Shares, an exemption from registration of such transaction under the Securities Act shall be established to the satisfaction of the Company. The Company may also require that any certificates or book-entry accounts for such Shares contain restrictive legends or stop-transfer orders reflecting the foregoing.

ARTICLE XVI
TAX WITHHOLDING

        In connection with Awards granted under the Plan, the Company and any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, amounts sufficient to satisfy any federal, state and local withholding tax requirements with respect to any taxable event as a result of the Plan and Awards granted under the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements, in either case on such conditions as the Committee specifies. The Company may in its discretion make loans to Participants of funds sufficient to satisfy any such withholding tax requirements, provided that any such loan shall comply with all applicable laws, rules and regulations and no such loan shall be made to a Director or executive officer of the Company in violation of Section 13(k) of the Exchange Act, as adopted pursuant to Section 402 of the Sarbanes-Oxley Act of 2002. The Company and any Affiliate shall have the right to require that any recipient or permitted transferee of an Award under the Plan who is not an Employee shall be responsible for the payment of all amounts required to satisfy all federal, state, and local withholding taxes applicable to such persons with respect to such Award.

ARTICLE XVII
SUCCESSORS

        Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

ARTICLE XVIII
INDEMNIFICATION

        To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee, or an officer or employee who assists in administering the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law or otherwise, or any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

ARTICLE XIX
GENERAL PROVISIONS

        19.1    Forfeiture Events.    Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection or other agreements that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or Affiliates.

        19.2    Evidence of Restrictions.    The certificates or book-entry accounts for Shares issued under the Plan may include or be subject to any legend or stop-transfer order that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

          (a)   Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b)   Completion of any registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental body that the Company determines to be necessary or advisable, and the listing or approval for trading of such Shares on any applicable securities exchange or market.

        19.4    Uncertificated Shares.    Where the Plan provides for the issuance of stock certificates to evidence the issuance or transfer of Shares, such Shares may be evidenced on an uncertificated basis to the extent not prohibited by applicable law or stock exchange rules.

        19.5    Unfunded Plan.    Participants shall have no right, title or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative or any other person. Awards shall be general unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company, the Award shall be a general unsecured obligation of the Affiliate and not an obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

        19.6    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In the event that any fractional Shares would otherwise result from the application of the terms of an Award, the Company shall instead pay cash in lieu of fractional Shares on such basis as the Committee may determine in its discretion.

        19.7    Other Compensation and Benefit Plans.    Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program or arrangement.

        19.8    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to (i) limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

        19.9    Severability.    In the event that any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity thereof shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.10    Requirements of Law.    The granting of Awards and the issuance of Shares pursuant to an Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges or markets as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19.11    Governing Law.    The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, excluding any conflicts or choice of law principles which might otherwise result in construction or interpretation of the Plan or an Award Agreement under the substantive law of another jurisdiction.

ARTICLE XX
SECTION 409A OF THE CODE

        This Plan is intended in all respects to comply with the provisions of Section 409A of the Code and the Company shall interpret and administer the Plan in a manner consistent with Section 409A of the Code. In accordance with Prop. Reg. §1.409A-3(h)(2)(vi) (or any subsequent corresponding provision of law), should there be a final determination that this Plan fails to meet the requirements of Section 409A and the regulations thereunder with respect to any Participant, the Company may distribute to the Participant an amount not to exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and the regulations.

        Notwithstanding any other provision of this Plan to the contrary, in the event that any compensation pursuant to the other provisions of this Plan would result in the imposition on a Participant of any additional taxes or interest pursuant to the provisions of Section 409A of the Code and any temporary or final Treasury Regulations or Internal Revenue Service guidance thereunder, the timing of the payment or settlement of such compensation shall be appropriately and equitably adjusted, together with any appropriate and equitable adjustments to reflect the time value of money, in order that such Participant may receive substantially the same economic benefits as provided under this Plan and in compliance with Section 409A of the Code and without the imposition on such Participant of any additional taxes or interest thereunder.

[Remainder of page intentionally left blank]

        This Equity Incentive Compensation Plan, as amended and restated, was adopted by the Board of Directors of St. Mary Land & Exploration Company on April 1, 2010.

ST. MARY LAND & EXPLORATION COMPANY
By:	/s/ ANTHONY J. BEST Anthony J. Best President and Chief Executive Officer

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016AOB 1 U PX + + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4. For Against Abstain 1. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below seven persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. 2. The proposal to approve an amendment to the Equity Incentive Compensation Plan to increase the stated total number of shares authorized for issuance under this plan. For Against Abstain 3. The proposal to approve an amendment to the certificate of incorporation to change the name of the company to “SM Energy Company.” Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items Change of Address — Please print new address below. Annual Meeting Proxy Card 01 - Barbara M. Baumann 04 - William J. Gardiner 07 - William D. Sullivan 02 - Anthony J. Best 05 - Julio M. Quintana 03 - Larry W. Bickle 06 - John M. Seidl For Against Abstain For Against Abstain For Against Abstain 4. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 4 4 5 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com/SMLE • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy — St. Mary Land & Exploration Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 26, 2010. The undersigned hereby appoints Anthony J. Best and C. Mark Brannum, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 26, 2010, and at any reconvened meeting after any adjornment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “For” all director nominees listed on this proxy, the approval of an amendment to the Equity Incentive Compensation Plan to increase the stated total number of shares authorized for issuance under this plan, the approval of the amendment to the certificate of incorporation to change the name of the Company to “SM Energy Company,” and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary Land & Exploration Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary Land & Exploration Company’s management. Electronic Delivery of Future Proxy Materials If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the front of this card to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

<STOCK#> 0 2 4 4 5 0 2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016APA 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4. For Against Abstain 1. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below seven persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. For Against Abstain Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Annual Meeting Proxy Card 01 - Barbara M. Baumann 04 - William J. Gardiner 07 - William D. Sullivan 02 - Anthony J. Best 05 - Julio M. Quintana 03 - Larry W. Bickle 06 - John M. Seidl For Against Abstain For Against Abstain For Against Abstain 4. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. 2. The proposal to approve an amendment to the Equity Incentive Compensation Plan to increase the stated total number of shares authorized for issuance under this plan. 3. The proposal to approve an amendment to the certificate of incorporation to change the name of the company to “SM Energy Company.”

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — St. Mary Land & Exploration Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 26, 2010. The undersigned hereby appoints Anthony J. Best and C. Mark Brannum, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 26, 2010, and at any reconvened meeting after any adjornment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “For” all director nominees listed on this proxy, the approval of an amendment to the Equity Incentive Compensation Plan to increase the stated total number of shares authorized for issuance under this plan, the approval of the amendment to the certificate of incorporation to change the name of the Company to “SM Energy Company,” and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary Land & Exploration Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary Land & Exploration Company’s management.